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                                                                     Exhibit 2.1



                             Agreement and Plan of
                          Merger Dated January 6, 2002

                                                            Exhibit 2.1

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
SECTION 1.             THE MERGER....................................................................2
      1.1      MERGER OF MERGER SUB INTO THE COMPANY.................................................2
      1.2      EFFECT OF THE MERGER..................................................................2
      1.3      CLOSING; EFFECTIVE TIME...............................................................2
      1.4      ARTICLES OF INCORPORATION AND BYLAWS..................................................2
      1.5      CONVERSION OF SHARES IN THE MERGER....................................................3
      1.6      CLOSING OF THE COMPANY'S TRANSFER BOOKS...............................................5
      1.7      EXCHANGE OF CERTIFICATES..............................................................5
      1.8      APPRAISAL RIGHTS......................................................................7
      1.9      FURTHER ACTION........................................................................7
      1.10     TAX CONSEQUENCES......................................................................7
      1.11     STOCK OPTIONS.........................................................................7
SECTION 2.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................8
      2.1      DUE ORGANIZATION; SUBSIDIARIES........................................................8
      2.2      AUTHORITY; BINDING NATURE OF AGREEMENT................................................9
      2.3      CAPITALIZATION........................................................................9
      2.4      SEC FILINGS; FINANCIAL STATEMENTS.....................................................10
      2.5      ABSENCE OF CHANGES....................................................................11
      2.6      PROPRIETARY ASSETS....................................................................13
      2.7      CONTRACTS.............................................................................14
      2.8      LIABILITIES...........................................................................16
      2.9      COMPLIANCE WITH LEGAL REQUIREMENTS....................................................16
      2.10     GOVERNMENTAL AUTHORIZATIONS...........................................................16
      2.11     TAX MATTERS...........................................................................17
      2.12     EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.............................................18
      2.13     ENVIRONMENTAL MATTERS.................................................................22
      2.14     LEGAL PROCEEDINGS; ORDERS.............................................................23
      2.15     VOTE REQUIRED.........................................................................23
      2.16     NON-CONTRAVENTION; CONSENTS...........................................................23
      2.17     FAIRNESS OPINION......................................................................24
      2.18     FINANCIAL ADVISOR.....................................................................24
      2.19     TAKEOVER STATUTES; NO DISCUSSIONS.....................................................24
      2.20     INFORMATION TO BE SUPPLIED............................................................25
      2.21     FOREIGN CORRUPT PRACTICES ACT.........................................................25
      2.22     CERTAIN OTHER REPRESENTATIONS.........................................................26
SECTION 3.             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.......................26
      3.1      DUE ORGANIZATION; SUBSIDIARIES........................................................26
      3.2      AUTHORITY; BINDING NATURE OF AGREEMENT................................................26

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
      3.3      CAPITALIZATION, ETC. .................................................................27
      3.4      SEC FILINGS; FINANCIAL STATEMENTS.....................................................27
      3.5      NON-CONTRAVENTION; CONSENTS...........................................................28
      3.6      INTERIM OPERATIONS OF MERGER SUB......................................................28
      3.7      INFORMATION TO BE SUPPLIED............................................................29
      3.8      PARENT STOCKHOLDER APPROVAL...........................................................29
      3.9      FINANCIAL ADVISOR.....................................................................29
      3.10     ABSENCE OF CHANGES....................................................................29
      3.11     LIABILITIES...........................................................................29
      3.12     COMPLIANCE WITH LEGAL REQUIREMENTS....................................................30
      3.13     GOVERNMENTAL AUTHORIZATIONS...........................................................30
SECTION 4.             CERTAIN COVENANTS OF THE COMPANY AND PARENT...................................30
      4.1      ACCESS AND INVESTIGATION..............................................................30
      4.2      OPERATION OF THE COMPANY'S BUSINESS; OPERATION OF THE PARENT'S BUSINESS...............31
      4.3      NO SOLICITATION BY THE COMPANY........................................................35
SECTION 5.             ADDITIONAL COVENANTS OF THE PARTIES...........................................36
      5.1      REGISTRATION STATEMENT AND PROXY STATEMENT FOR STOCKHOLDER APPROVAL...................37
      5.2      COMPANY STOCKHOLDERS' MEETING.........................................................38
      5.3      REGULATORY APPROVALS..................................................................38
      5.4      INDEMNIFICATION OF OFFICERS AND DIRECTORS.............................................39
      5.5      ADDITIONAL AGREEMENTS.................................................................40
      5.6      PUBLIC DISCLOSURE.....................................................................40
      5.7      TAX MATTERS...........................................................................40
      5.8      RESIGNATION OF DIRECTORS..............................................................40
      5.9      LISTING...............................................................................41
      5.10     TAKEOVER LAWS; ADVICE OF CHANGES......................................................41
      5.11     SECTION 16............................................................................41
      5.12     AFFILIATES............................................................................42
      5.13     PARENT COMMON STOCK...................................................................42
      5.14     LITIGATION............................................................................42
      5.15     CERTAIN OTHER COVENANTS...............................................................42
      5.16     SCHEDULE OF DEBT......................................................................42
SECTION 6.             CONDITIONS TO THE MERGER......................................................43
      6.1      CONDITIONS TO EACH PARTY'S OBLIGATION.................................................43
      6.2      ADDITIONAL CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATIONS........................44
      6.3      ADDITIONAL CONDITIONS TO THE COMPANY'S OBLIGATIONS....................................45
SECTION 7.             TERMINATION...................................................................46
      7.1      TERMINATION...........................................................................46
      7.2      EFFECT OF TERMINATION.................................................................47
      7.3      EXPENSES; TERMINATION FEES............................................................47

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
SECTION 8.             SPECIAL COMMITTEE.............................................................48
SECTION 9.             MISCELLANEOUS PROVISIONS......................................................49
      9.1      AMENDMENT.............................................................................49
      9.2      WAIVER................................................................................49
      9.3      NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................................49
      9.4      ENTIRE AGREEMENT; COUNTERPARTS........................................................49
      9.5      APPLICABLE LAW; JURISDICTION..........................................................50
      9.6      ATTORNEYS' FEES.......................................................................50
      9.7      ASSIGNABILITY; THIRD PARTY BENEFICIARIES..............................................50
      9.8      NOTICES...............................................................................50
      9.9      COOPERATION...........................................................................52
      9.10     CONSTRUCTION..........................................................................52

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                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into on January 6, 2002, by and among The Titan Corporation, a Delaware corporation ("PARENT"), T T III ACQUISITION CORP., a Nevada corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and GlobalNet, Inc., a Nevada corporation (the "COMPANY"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

                WHEREAS, Parent, Merger Sub and the Company intend to effect a merger (the "MERGER") of Merger Sub with and into the Company in accordance with this Agreement and the Nevada Revised Statutes (the "NRS"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent;

                WHEREAS, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

                WHEREAS, the Board of Directors of the Company, upon the unanimous recommendation of the Special Committee, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of the Company, (ii) adopted this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend the approval of this Agreement in accordance with the terms hereof by the Company's stockholders;

                WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent and Merger Sub to enter into this Agreement, Parent and certain stockholders of the Company (collectively, the "STOCKHOLDERS") are entering into Voting Agreements in the form of EXHIBIT B (the "VOTING AGREEMENTS") pursuant to which such stockholders, upon the terms and subject to the conditions specified therein, have agreed to vote all of their shares of Company Common Stock in favor of the approval of this Agreement and to take certain other actions in connection with the transactions contemplated hereby;

                WHEREAS, immediately (but not later than one Business Day) following the execution and delivery of this Agreement, Parent, in its capacity as lender, and the Company, in its capacity as borrower, shall enter into a Non-Negotiable Note Purchase Agreement (the "NOTE PURCHASE AGREEMENT") pursuant to which Parent shall purchase a note in the principal amount of up to Five Million Dollars ($5,000,000) from the Company and, at the time set forth in the Note Purchase Agreement, Parent shall advance to the Company the principal sum of Three Million Dollars ($3,000,000) in accordance with the use of proceeds heretofore approved by Parent, all as more fully described therein; and

                WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in respect of the Merger and to prescribe various conditions thereto, all as hereinafter set forth.

                NOW, THEREFORE, in consideration for the mutual premises and the representations, warranties, covenants and agreements contained herein, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

SECTION 1.              THE MERGER

        1.1     MERGER OF MERGER SUB INTO THE COMPANY.

                Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NRS, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub thereupon shall cease. The Company shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION") and shall become a wholly owned subsidiary of Parent.

        1.2     EFFECT OF THE MERGER.

                The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the NRS, including, without limitation, the effects set forth in Section 92A.250 thereof.

        1.3     CLOSING; EFFECTIVE TIME.

                The consummation of the Merger (the "CLOSING") shall take place at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, McLean, Virginia 22102, at 10:00 a.m. on a date to be mutually designated by Parent and the Company (the "CLOSING DATE"), which date shall be no later than the third business day after the last to be satisfied, or to the extent permitted by applicable Legal Requirements waived, of the conditions set forth in Section 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, articles of merger satisfying the applicable requirements of the NRS (the "ARTICLES OF MERGER") shall be duly executed on behalf of the Company and Merger Sub and simultaneously with the Closing delivered to the Secretary of State of the State of Nevada for filing. The Merger shall become effective upon the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Nevada or on such other date and at such other time as may be mutually agreed upon by Parent and the Company and set forth in the Articles of Merger (the "EFFECTIVE TIME").

        1.4     ARTICLES OF INCORPORATION AND BYLAWS.

                Unless otherwise determined by Parent and the Company prior to the Effective Time:

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                (a)     At the Effective Time, the articles of incorporation of
Merger Sub in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation, except that Article I thereof shall be amended to read as follows: "The name of the Corporation shall be GlobalNet, Inc.", and, as so amended, such articles of incorporation shall be the articles of incorporation of the Surviving Corporation after the Effective Time until thereafter changed or amended as provided therein and in accordance with the NRS.

                (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided in the articles of incorporation of the Surviving Corporation and in accordance with the NRS.

                (c) The directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors of Merger Sub immediately prior to the Effective Time.

                (d) The officers of the Surviving Corporation immediately after the Effective Time shall be the individuals listed on EXHIBIT C.

        1.5     CONVERSION OF SHARES IN THE MERGER.

                (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                        (i) subject to Sections 1.5(b) and 1.5(c), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, if any, shall be converted into the right to receive (A) that number of duly authorized, validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the Exchange Ratio, plus (B) any cash in lieu of fractional shares of Parent Common Stock as set forth in Section 1.5(c) (collectively, the "MERGER CONSIDERATION");

                For purposes of this Agreement:

                The term "EXCHANGE RATIO" shall be determined as follows:

                (1) subject to clause (4) below, if the Average Parent Trading Price is greater than $27.625, the Exchange Ratio shall be equal to the quotient (computed to the fifth decimal place) obtained by dividing the Company Stock Value by $27.625;

                (2) if the Average Parent Trading Price is less than or equal to $27.625 and greater than or equal to $25.625, the Exchange Ratio shall be equal to the quotient (computed to the fifth decimal place) obtained by dividing the Company Stock Value by the Average Parent Trading Price; and

                (3) subject to clause (5) below, if the Average Parent Trading Price is less than $25.625, the Exchange Ratio shall be equal to the quotient (computed to the fifth decimal place) obtained by dividing the Company Stock Value by $25.625.

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                (4)     if the Average Parent Trading Price is greater than
$33.150, (A) Parent may terminate this Merger Agreement pursuant to Section 7.1(g), unless the Company makes a "Company Election" prior to the date of the Company Stockholders Meeting, in which case the Exchange Ratio shall be equal to the quotient (computed to the fifth decimal place) obtained by dividing (x) the Company Stock Value by (y) $33.150 or (B) in the event that Parent does not terminate this Agreement pursuant to Section 7.1(g) and the Company does not make a Company Election, the Exchange Ratio shall be equal to the quotient (computed to the fifth decimal place) obtained by dividing the Company Stock Value by $27.625;

                (5) if the Average Parent Trading Price is less than $20.125, (A) Company may terminate this Merger Agreement pursuant to Section 7.1(h), unless the Parent makes a "Parent Election" prior to the date of the Company Stockholders Meeting, in which case the Exchange Ratio shall be equal to the quotient (computed to the fifth decimal place) obtained by dividing (x) the Company Stock Value by (y) $20.125 or (B) in the event that Company does not terminate this Agreement pursuant to Section 7.1(h) and Parent does not make the Parent Election, the Exchange Ratio shall be equal to the quotient (computed to the fifth decimal place) obtained by dividing the Company Stock Value by $25.625.

                The "AVERAGE PARENT TRADING PRICE" shall mean the average closing sales price, as reported in the NYSE Composite Transactions Tape (as reported in The Wall Street Journal or, if not reported therein, any other nationally recognized authoritative source), of shares of Parent Common Stock for the twenty (20) consecutive trading day period ending on the fifth trading day preceding the date of the Company Stockholders Meeting.

                        (ii) each share of the common stock, no par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one (1) duly authorized, validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation; and

                        (iii) except as provided in Section 1.8, any and all Excluded Shares shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class or series of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization exchange, extraordinary distribution, redemption or other similar transaction, then, if the effect of the same is not already accommodated in the calculation of the Exchange Ratio, the Exchange Ratio shall be appropriately and correspondingly adjusted downward or upward (as the case may be) to the extent the record date for any such event is prior to the Effective Time.

                (c) No fractional shares of Parent Common Stock shall be issued in the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who otherwise would be entitled to receive a fraction of a share of Parent Common Stock in the Merger (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest equal to the product obtained by multiplying (A) that fraction of a share of Parent Common Stock to which such stockholder is entitled (after aggregating all fractional shares of Parent Common Stock issuable to such holder) by (B) the closing sale price of one (1) share of Parent Common Stock as reported in the NYSE Composite Transactions Tape (as reported in The Wall Street Journal or, if not reported therein, any other nationally recognized authoritative source) on the trading day immediately preceding the Closing Date.

        1.6     CLOSING OF THE COMPANY'S TRANSFER BOOKS.

                At the Effective Time: (a) all shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, if any ("SHARES"), automatically shall be converted as provided in Section 1.5(a)(i) and canceled and retired and shall cease to exist, and all holders of certificates representing Shares that were outstanding immediately prior to the Effective Time thereupon shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all Shares outstanding immediately prior to the Effective Time. No further transfer of any such Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Shares (a "COMPANY STOCK CERTIFICATE") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent for receipt of the applicable Merger Consideration, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

        1.7     EXCHANGE OF CERTIFICATES.

                (a) Prior to the Closing Date, Company and Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "EXCHANGE AGENT"). At the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Shares, (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1.7, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(c) (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being referred to as the "EXCHANGE FUND").

                (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent and the Company may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the aggregate Merger Consideration applicable thereto. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as reasonably may be required by the Exchange Agent or Parent, (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the aggregate Merger Consideration applicable thereto, and (B) the Company Stock Certificate so surrendered shall be immediately canceled. Except as provided in Section 1.8, until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the aggregate Merger Consideration applicable thereto and any distribution or dividend the record date for which is after the Effective Time. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent reasonably may direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate, and, in such case, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Stock Certificates the aggregate Merger Consideration applicable thereto.

                (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat laws or similar Legal Requirements, to receive all such dividends and distributions, without interest).

                (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date one hundred eighty (180) days after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who theretofore have not surrendered their Company Stock Certificates in accordance with this Section
1.7 thereafter shall look only to Parent for satisfaction of their claims for the Merger Consideration to which such holder is entitled pursuant hereto.

                (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

        1.8     APPRAISAL RIGHTS.

                To the extent applicable, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and who properly demands appraisal for such shares of Company Common Stock in accordance with the NRS (the "DISSENTING SHARES") shall not be converted into the right to receive Parent Common Stock, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to appraisal, each such share of Company Common Stock shall be treated as if it had been converted as of the Effective Time into the right to receive the Merger Consideration without any interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal will be paid by the Company out of its own funds and will not be reimbursed by Parent or any affiliate of Parent.

        1.9     FURTHER ACTION.

                If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

        1.10    TAX CONSEQUENCES.

                For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        1.11    STOCK OPTIONS.

                (a) At the Effective Time all rights with respect to Company Common Stock under each Company Assumed Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Assumed Option in accordance with the terms and conditions (as in effect as of the date of this Agreement) of the Company Stock Option Plan under which it was issued and the terms and conditions of the stock option agreement by which it is evidenced. From and after the Effective Time,
(i) each Company Assumed Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Assumed Option shall be equal to the number of shares of Company Common Stock subject to such Company Assumed Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Assumed Option shall be adjusted by dividing the per share exercise price under such Company Assumed Option by the Exchange Ratio and rounding up to the nearest cent, and (iv) any restriction on the exercise of any such Company Assumed Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Assumed Option shall otherwise remain unchanged.

                (b) Prior to the Effective Time, the Company shall take all actions that may be necessary (under the plans pursuant to which Company Assumed Options are outstanding and otherwise) to effectuate the provisions of this
Section 1.11 and to ensure that, from and after the Effective Time, holders of Company Assumed Options have no rights with respect thereto other than those specifically provided in this Section 1.11.

                (c) For the avoidance of doubt, Parent shall not assume any Company Option which is not a Company Assumed Option, each of which shall terminate as of the Effective Time.

SECTION 2.              REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                Except as specifically set forth in the Company Disclosure Schedule delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") and referenced in the Company Disclosure Schedule to the section(s) of this Section 2 to which such disclosure applies (provided, however, that nothing contained in the Company Disclosure Schedule shall be deemed to modify, amend or otherwise effect clause (iii) of Section 2.16(b)), the Company hereby represents and warrants to Parent and Merger Sub that:

        2.1     DUE ORGANIZATION; SUBSIDIARIES.

                Each of the Acquired Corporations (as defined below) is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its incorporation. Each of the Acquired Corporations has all necessary corporate power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Company Material Contracts. Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the Legal Requirements in all jurisdictions where the transaction therein by it of business or the ownership by it of property therein requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Acquired Corporations (taken as a whole). The Company has delivered to Parent accurate and complete copies of the certificate or articles of incorporation, bylaws and other charter or organizational documents of each of the Acquired Corporations, including all amendments thereto (collectively, the "COMPANY ORGANIZATION DOCUMENTS"). The Company has no Subsidiaries, except for the corporations identified in Schedule 2.1 of the Company Disclosure Schedule. (The Company and each of its Subsidiaries identified in Schedule 2.1 of the Company Disclosure Schedule are collectively referred to herein as the "ACQUIRED CORPORATIONS"). None of the Acquired Corporations has any equity interest or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity, other than (i) the Company's interest in its Subsidiaries identified in
Schedule 2.1 of the Company Disclosure Schedule, or (ii) any interest in any publicly traded company held solely for investment and comprising less than five percent of the outstanding capital stock of such company.

        2.2     AUTHORITY; BINDING NATURE OF AGREEMENT.

                The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to obtaining the approval of the Company Stockholders referred to in Section 2.15, to perform its obligations under this Agreement. Assuming the due authorization, execution and delivery by the other signatories hereto, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company's Board of Directors, upon the unanimous recommendation of the Special Committee, at a meeting of the Company's Board of Directors duly called and held on or prior to the date hereof, has by unanimous vote (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of the Company, (ii) approved and adopted this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend approval of this Agreement in accordance with the terms hereof by the Company's stockholders (the unanimous recommendations referred to in this clause
(iii) are collectively referred to in this Agreement as the "RECOMMENDATIONS").

        2.3     CAPITALIZATION.

                (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock. As of December 20, 2001, 32,320,878 shares of Company Common Stock have been issued and are outstanding, of which 2,150,000 were restricted shares of Company Common Stock issued to officers, directors and employees of the Company, consultants and certain third parties. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. There are no shares of Company Common Stock held by any of the Company's Subsidiaries. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of the Company. There is no Contract to which the Company is a party and, to the Company's knowledge, there is no Contract between other Persons, relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

                (b) As of December 20, 2001, 3,000,000 shares of Company Common Stock are reserved for issuance pursuant to stock options under the 2000 Stock Plan, of which

1,781,000 have been granted and are outstanding, and 6,000,000 shares of Company Common Stock are reserved for issuance pursuant to stock options under the 2001 Incentive Plan (together with the 2000 Stock Plan, the "COMPANY STOCK OPTION PLANS"), of which 75,000 have been granted and are outstanding. (Stock options granted by the Company pursuant to the Company Stock Option Plans, as well as any stock options granted outside of the Company Stock Option Plans, are referred to collectively herein as "COMPANY OPTIONS"). Schedule 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of December 20, 2001: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the vesting schedule of such Company Option. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted Company Options, and the forms of all stock option agreements evidencing such options. Except as otherwise contemplated by this Agreement, between December 20, 2001 and the date of this Agreement, the Company has not (i) issued any subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or (ii) issued any capital stock of the Company other than pursuant to stock options outstanding as of December 20, 2001.

                (c) Except as set forth in Section 2.3(a) or Section 2.3(b) above, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) rights agreement, stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Corporations are or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations (items (i) through (iv) above, collectively, "COMPANY STOCK RIGHTS").

                (d) All outstanding shares of Company Common Stock, all outstanding Company Options and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts. All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

        2.4     SEC FILINGS; FINANCIAL STATEMENTS.

                (a) The Company has made available to Parent all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since January 1, 1998 (the "COMPANY SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since January 1, 1998 have been so filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (b) The financial statements (including related notes, if any) contained in the Company SEC Documents (the "COMPANY FINANCIAL STATEMENTS"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or were not reasonably expected to be, individually or in the aggregate, material in amount), and (iii) fairly presented (subject in the case of the unaudited interim financial statements, to normal, recurring, year-end audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. For purposes of this Agreement, "COMPANY BALANCE SHEET" means that certain consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 2000 set forth in the Company's Annual Report on Form 10-K/A filed with the SEC and the "COMPANY BALANCE SHEET DATE" means December 31, 2000.

        2.5     ABSENCE OF CHANGES.

                Except as otherwise contemplated by this Agreement with respect to the period between the date of this Agreement and the Effective Time, since the Company Balance Sheet Date:

                (a) each of the Acquired Corporations has operated its respective business in the ordinary course and consistent with past practices;

                (b) there has not been any event that has had a Material Adverse Effect on the Acquired Corporations (taken as a whole), and to the Company's knowledge, no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations (taken as a whole);

                (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (iii) sold, issued or granted, or authorized the issuance of,
(A) any capital stock or other security (except for Company Common Stock issued or reserved for issuance upon the valid exercise of outstanding Company Options), (B) any option, warrant or right to acquire any capital stock or any other security (except for Company Options), or (C) any instrument convertible into or exchangeable for any capital stock or other security; (iv) made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since the Company Balance Sheet Date exceeds the amounts set forth in the Company's fiscal year ending March 31, 2002 capital expenditures budget by more than $75,000 in the aggregate; (v) made any material Tax election; (vi) commenced or settled any Legal Proceeding; or (vii) entered into or consummated any transactions with any affiliate which is not a wholly-owned subsidiary;

                (d) none of the Acquired Corporations has (i) sold or otherwise disposed of, or acquired, leased, licensed, waived or relinquished any material right or other material asset to, from or for the benefit of, any other Person except for rights or other assets sold, disposed of, acquired, leased, licensed, waived or relinquished in the ordinary course of business and consistent with past practice; (ii) mortgaged, pledged or subjected to any lien any of their respective property, business or assets, except for purchase money or similar security interests granted in connection with the purchase of equipment or supplies in the ordinary course of business in an amount not exceeding $10,000 in the aggregate; (iii) entered into or amended any lease of real property or material personal property (whether as lessor or lessee); or
(iv) canceled or compromised any debt or claim other than accounts payable in the ordinary course of business consistent with past practice;

                (e) none of the Acquired Corporations has become liable in respect of any guarantee or has incurred or otherwise become liable in respect of any indebtedness for borrowed money in excess of $75,000, individually or in the aggregate;

                (f) none of the Acquired Corporations has (i) amended or waived any of its material rights under, or permitted the acceleration of vesting under, any provision of any of the Company Employee Plans or any provision of any agreement or Company Stock Option Plan evidencing any outstanding Company Option; (ii) established or adopted any Company Employee Plan; (iii) caused or permitted any Company Employee Plan to be amended in any material respect; or (iv) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees, consultants or agents;

                (g) there has been no work slowdown, stoppage or strike involving the Acquired Corporations or any material change in any of their respective personnel or the terms and conditions of the employment of such personnel;

                (h)     none of the Acquired Corporations has made any change in
(i) their respective methods of accounting or accounting practices, except as required by GAAP, or (ii) their respective pricing policies or payment or credit practices or failed to pay any creditor any amount owed to such creditor when due or granted any extensions or credit other than in the ordinary course of business consistent with past practice;

                (i) none of the Acquired Corporations has terminated or closed any material facility, business or operation;

                (j) none of the Acquired Corporations has made any material loan, advance or capital contributions to, or any other investment in, any Person;

                (k) none of the Acquired Corporations has written up or written down any of its respective material assets;

                (l) there has been no loss, destruction or damage to any material item of property of the Acquired Corporations, whether or not insured, which has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations (taken as a whole);

                (m) none of the Acquired Corporations has terminated or amended, or failed in any material respect to perform obligations or suffered the occurrence of any material default under any Company Material Contract; and

                (n) none of the Acquired Corporations has entered into any contractual obligation to do any of the things referred to in this Section 2.5.

        2.6     PROPRIETARY ASSETS.

                (a) Schedule 2.6(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all U.S. and foreign patents, patent applications, invention disclosures, trademarks, service marks, trademark and service mark registrations and applications, copyright registrations, copyright applications, material unregistered copyrights and domain names owned by any of the Acquired Corporations. Each Acquired Corporation has good, valid and marketable title to, or has a valid and enforceable right to use, license or otherwise exploit, all of the Acquired Corporation Proprietary Assets necessary for the conduct of that Acquired Corporation's business as presently conducted, free and clear of all Encumbrances, except for any lien for current Taxes not yet due and payable. No Acquired Corporation has developed jointly with any other Person any Acquired Corporation Proprietary Assets with respect to which such other Person has any rights. There is no Acquired Corporation Contract (with the exception of end user license Contracts in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Assets owned or exclusively licensed by any Acquired Corporation.

                (b) (i) All Acquired Corporation Proprietary Assets are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Assets that are currently being developed by any Acquired Corporation (either by itself or with any other Person) infringes, misappropriates, violates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products or services that are or have been designed, created, developed, assembled, performed, manufactured or sold by any Acquired Corporation is infringing, misappropriating, violating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products or services has at any time infringed, misappropriated, violated or made any unlawful or unauthorized use of, and no Acquired Corporation has received any written notice or, to its knowledge, other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; (iv) the operation of the business of each Acquired Corporation as it currently is conducted does not and after Closing when conducted in substantially the same manner will not, infringe, misappropriate, violate or make any unlawful or unauthorized use of any Proprietary Asset of any Person; and (v) to the knowledge of each Acquired Corporation, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Acquired Corporation Proprietary Assets. The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable each Acquired Corporation to conduct its business in the manner in which such business is being conducted. After the Closing, the Acquired Corporations will retain good, valid, and enforceable title to the Acquired Corporation Proprietary Assets, free and clear of all Encumbrances and on the same terms and conditions as in effect immediately prior to the Closing. None of the Acquired Corporations has (A) licensed any of the Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (B) entered into any covenant not to compete or Contract limiting its ability to exploit fully any Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

                (c) Each Acquired Corporation has taken all reasonable steps that are required to protect its rights in its own confidential information and trade secrets and in any confidential information or trade secrets provided by any other Person to such Acquired Corporation. Without limiting the foregoing, each Acquired Corporation has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information and confidentiality agreement, substantially in the form attached to Schedule 2.6(c) of the Company Disclosure Schedule, and all current and former employees, consultants and contractors of each Acquired Corporation have executed such an agreement.

        2.7     CONTRACTS.

                (a) For purposes of this Agreement, each of the following shall be deemed to constitute a "COMPANY MATERIAL CONTRACT":

                        (i) any Acquired Corporation Contract that is required by the rules and regulations of the SEC to be filed as an exhibit to the Company SEC Documents;

                        (ii) any Acquired Corporation Contract relating to the employment of any employee, and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $100,000, to any current or former employee or director;

                        (iii) any Acquired Corporation Contract relating to the acquisition, transfer, development, sharing or license of any material Proprietary Asset (except for any Acquired Corporation Contract pursuant to which (A) any material Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available for sale to the public, or (B) any material Proprietary Asset is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

                        (iv) any Acquired Corporation Contract which provides for indemnification of any officer, director or employee;

                        (v) any Acquired Corporation Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                        (vi) any Acquired Corporation Contract that involves the payment or expenditure of $100,000 or more in any 12-month period or more than $200,000 in the aggregate that may not be terminated by the applicable Acquired Corporation (without penalty) within sixty (60) days after the delivery of a termination notice by the applicable Acquired Corporation;

                        (vii) any Acquired Corporation Contract contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate;

                        (viii) any Acquired Corporation Contract imposing any restriction on the right or ability of any Acquired Corporation to (A) compete with any other Person, (B) acquire any material product or other material asset or any services from any other Person, sell any material product or other material asset to or perform any services for any other Person or transact business or deal in any other manner with any other Person, or (C) develop or distribute any material technology; and

                        (ix) any other Acquired Corporation Contract, if a breach of such Acquired Corporation Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations (taken as a whole).

                (b) Each Company Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms.

                (c) None of the Acquired Corporations has violated or breached, or committed any material default under, any Company Material Contract. To the Company's knowledge, no other Person has violated or breached, or committed any material default under, any Company Material Contract.

                (d) To the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (i) result in a material violation or breach of any provision of any Company Material Contract by any of the Acquired Corporations; (ii) give any Person the right to declare a material default or exercise any material remedy under any Company Material Contract; (iii) to the Company's knowledge, give any Person the right to receive or require a material rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any Company Material Contract; or (v) give any Person the right to cancel or terminate, or modify in any material respect, any Company Material Contract.

                (e) None of the Acquired Corporations is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person other than any of the Acquired Corporations.

                (f) Schedule 2.7(f) of the Company Disclosure Schedule provides a list of all Company Material Contracts (including all amendments thereto). The Company has provided or made available to Parent a copy of each Company Material Contract (including all amendments thereto) listed in Schedule 2.7(g) of the Company Disclosure Schedule, other than Company Material Contracts filed as exhibits to the Company SEC Documents and all copies of all amendments to the Company Material Contracts filed as exhibits to the Company SEC Documents, to the extent such amendments have not been filed with the SEC.

                (g) Neither Company nor any Acquired Corporation is a party to any contract with the United States government or to any other material Government Contract.

        2.8     LIABILITIES.

                None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements prepared in accordance with GAAP and whether due or to become due), except for: (a) liabilities that are reflected in the "liabilities" column of the Company Financial Statements, and
(b) normal and recurring liabilities that have been incurred by the Acquired Corporations since the Company Balance Sheet Date in the ordinary course of business and consistent with past practices that, individually or in the aggregate, are not in excess of $75,000.

        2.9     COMPLIANCE WITH LEGAL REQUIREMENTS.

                Each of the Acquired Corporations is, and at all times, has been, in compliance in all material respects with all applicable Legal Requirements. None of the Acquired Corporations has received any written notice or, to the Company's knowledge, other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        2.10    GOVERNMENTAL AUTHORIZATIONS.

                Each of the Acquired Corporations holds all Governmental Authorizations necessary to enable such Acquired Corporation to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. None of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        2.11    TAX MATTERS.

                (a) The Acquired Corporations have paid or reserved for all Taxes, due and payable by any of them for or with respect to all periods up to and including the date hereof (without regard to whether or not such Taxes are or were disputed), whether or not shown on any Tax Return.

                (b) Each of the Acquired Corporations has filed on a timely basis all Tax Returns that it was required to file except for Tax Returns for the year which includes the Closing Date. All such Tax Returns were accurate and complete in all material respects. None of the Acquired Corporations is the beneficiary of any extension of time within which to file any Tax Return. No claim that has not been resolved has ever been made by an authority in a jurisdiction where the Acquired Corporations do not file Tax Returns that any one of them is or may be subject to taxation by that jurisdiction. None of the Acquired Corporations has given any currently effective waiver of any statute of limitations in respect of Taxes or agreed to any currently effective extension of time with respect to a Tax assessment or deficiency. There are no security interests on any of the assets of any of the Acquired Corporations that arose in connection with any failure (or alleged failure) to pay any Tax.

                (c) The Acquired Corporations have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party except for such withholding or payments to be made at or after Closing.

                (d) None of the Acquired Corporations, including any director, officer or employee responsible for tax matters of the Acquired Corporations is aware of any facts or circumstances which could give rise to a reasonable expectation that any Governmental Body may assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any liability for Taxes of the Acquired Corporations either
(i) claimed or raised by any Governmental Body in writing or (ii) as to which such Acquired Corporation has knowledge based upon personal contact with any agent of such authority. Schedule 2.11(d) to the Disclosure Schedule sets forth a complete and accurate list of, Tax Returns filed by or on behalf of the Acquired Corporations with any Governmental Body with respect to the taxable periods of the Acquired Corporations ended on or after December 31, 1997 (the "COMPANY TAX RETURNS"); indicates those Company Tax Returns that have been audited; and indicates those Company Tax Returns that currently are the subject of an audit.

                (e) The unpaid Taxes of the Acquired Corporations (i) did not, as of the date of the most recent Company Financial Statements, exceed the reserve for Tax Liability (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Company Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Corporations in filing their Tax Returns.

                (f) None of the Acquired Corporations is a party to any Tax allocation or sharing agreement. None of the Acquired Corporations has made any distribution of any

"Controlled Corporation" as that term is defined in Section 355(a)(1) of the Code. None of the Acquired Corporations (i) has been a member of an "affiliated group," as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return other than an affiliated group the common parent of which is the Company or (ii) has any Liability for the Taxes of any Person (other than any of the Acquired Corporations) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

        2.12    EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                (a) Schedule 2.12(a) of the Company Disclosure Schedule lists (i) all employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all employee welfare benefit plans (as defined in Section 3(1) of ERISA), (iii) all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, fringe benefits and other similar benefit plans (including, without limitation, any fringe benefit under Section 132 of the Code), programs, Contracts, arrangements or policies (including a specific identification of those which contain change of control provisions or pending change of control provisions), and (iv) any employment, executive compensation or severance agreements (including a specific identification of those which contain change of control provisions or pending change of control provisions), whether written or otherwise, as amended, modified or supplemented, of any Acquired Corporation or any other Entity (whether or not incorporated) which is a member of a controlled group which includes any of the Acquired Corporations or which is under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a)
(14) or (b) of ERISA ("ERISA AFFILIATES") (all such plans, programs, Contracts, agreements, arrangements or policies as described in this Section 2.12 shall be collectively referred to as the "COMPANY EMPLOYEE PLANS") for the benefit of, or relating to, any former or current employee, officer or director (or any of their beneficiaries) of any Acquired Corporation or any other ERISA Affiliate. The Company has provided to Parent, in a reasonable time, place and manner, true and complete copies of (i) each such written Company Employee Plan (or a written description of any Company Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications, registration statements (including all attachments), prospectuses and communications distributed to plan participants, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA, (iv) the latest reports which have been filed with the U.S. Department of Labor with respect to each Company Employee Plan required to make such filing, (v) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination), (vi) financial and other information regarding current and projected liabilities with respect to each Company Employee Plan for which the filings described in (ii), (iii) or (iv) above are not required under ERISA and (vii) all correspondence within the last four years between the Internal Revenue Service and/or the

Department of Labor and the Company and/or any of the other Acquired Corporations with respect to any Company Employee Plan.

                (b) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person (other than continuation coverage to the extent required by law, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 or otherwise), and none of the Company Employee Plans is a "Multiemployer Plan" (as defined in Section 3(37) of ERISA) or a "Multiple Employer Welfare Arrangement" (as defined in
Section 3(40) of ERISA); (ii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction with respect to any Company Employee Plan which could subject any of the Acquired Corporations, directly or indirectly, to any tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code; (iii) no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which shall subject any of the Acquired Corporations, directly or indirectly, to any penalty or Liability for breach of fiduciary duty; (iv) all Company Employee Plans have been established and maintained in accordance with their terms and have been operated in compliance in all respects with all applicable Legal Requirements, and may by their terms be amended and/or terminated at any time without the consent of any other Person subject to applicable Legal Requirements and the terms of each Company Employee Plan, and each of the Acquired Corporations has performed all obligations required to be performed by them under, and are not in any respect in default under or in violation of, any Company Employee Plan, and none of the Acquired Corporations has any knowledge of any default or violation by any other Person with respect to any of the Company Employee Plans; (v) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service as to such plan's qualified status under Section 401(a) of the Code (or comparable letter, such as an opinion or notification letter as to the form of plan adopted by one or more Acquired Corporations), and nothing has occurred since the issuance of such letter (or could reasonably be expected to occur) which might impair such favorable determination or otherwise impair the qualified status of such plan; and (vi) all contributions required to be made or reserved, as appropriate, with respect to any Company Employee Plan pursuant to the terms of the Company Employee Plan or any collective bargaining agreement, have been made or reserved on or before their due dates (including any extensions thereof).

                (c) None of the Acquired Corporations or any other ERISA Affiliate currently maintains, sponsors or participates in, or has maintained, sponsored or participated in, any "EMPLOYEE BENEFIT PLAN" (as defined in Section 3(3) of ERISA) that is subject to Section 412 of the Code or Title IV of ERISA.

                (d) None of the Company Employee Plans currently covers, or has ever covered, former or current non-U.S. Employees, independent contractors or consultants (or any of their beneficiaries). The consummation of the transactions contemplated by this Agreement will not cause, in itself, or result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any former or current foreign employee, independent contractor or consultant (or any of their beneficiaries);

                (e) There are no Legal Proceedings pending or, to the knowledge of the Company, threatened in respect of or relating to any Company Employee Plan. There are no facts or circumstances which could reasonably be expected to give rise to any such Legal Proceeding (other than routine, uncontested benefit claims) in respect of or relating to any Company Employee Plan.

                (f) (i) None of the Acquired Corporations has ever maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Company Employee Plan that invests in Company capital stock; (ii) since December 31, 1998, none of the Acquired Corporations has proposed or agreed to any increase in benefits under any Company Employee Plan (or the creation of new benefits) or change in employee coverage which would materially increase the expense of maintaining any Company Employee Plan; (iii) the consummation of the transactions contemplated by this Agreement will not cause, in itself, or result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any former or current employee, officer or director (or any of their beneficiaries); and (iv) no person will be entitled to any severance benefits or the acceleration of any options under the terms of any Company Employee Plan as a result of the consummation of the transactions contemplated by this Agreement.

                (g) To the extent that any Company Employee Plan is required by any applicable Legal Requirement to be covered by any bond (e.g., fidelity or otherwise) in any particular amount, each such Company Employee Plan required to be covered by such bond has at all times been covered by such bond in accordance and compliance with all applicable Legal Requirements.

                (h) (i) There are no controversies pending or, to the knowledge of the Company, threatened, between any of the Acquired Corporations and any of their respective foreign or domestic former or current employees, officers, directors, independent contractors or consultants (or any of their beneficiaries), which controversies could reasonably be expected to result in a material Liability to any of the Acquired Corporations; (ii) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of the Company, threatened against or affecting any Acquired Corporation and, during the past five years, there has not been any such action,
(iii) none of the Acquired Corporations is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Acquired Corporations, (iv) none of the employees of the Acquired Corporations are represented by any labor organization and none of the Acquired Corporations have any knowledge of any current union organizing activities among the employees of the Acquired Corporations nor does any question concerning representation exist concerning such employees, (v) the Acquired Corporations have each at all times been in material compliance with all applicable Legal Requirements respecting employment and employment practices (both foreign and domestic), (vi) there is no unfair labor practice charge or complaint against any of the Acquired Corporations pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency, (vii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Acquired Corporations pending, or to the knowledge of the Company, threatened, before the National Labor Relations Board or any similar state or foreign agency, (viii) neither the Occupational Safety and Health Administration nor any corresponding state agency is threatening to file any citation, and there are no pending citations, relating to the Acquired Corporations, and (ix) there are no pending or, to the knowledge of the Company, threatened material claims by any current or former employee of the Acquired Corporations or any employment-related claims or investigations by any Governmental Body, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding compliance with federal, state or local wage and hour Legal Requirements, audits by the Office of Federal Contractor Compliance Programs, complaints of sexual harassment or any other form of unlawful harassment, discrimination, or retaliation.

                (i) None of the Acquired Corporations has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification
Act) ("WARN ACT") affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Acquired Corporations, nor has the Acquired Corporations been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law, in each case that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations (taken as a whole).

                (j) None of the Acquired Corporations has received a notice of any violation of any immigration and naturalization laws relating to employment and employees and all of the Acquired Corporations have properly completed and maintained all applicable forms (including, but not limited to, I-9 forms) and the Acquired Corporations and each affiliate is in compliance with all such immigration and naturalization laws and there are no citations, investigations, administrative proceedings or formal complaints of violations of the immigration or naturalization laws pending or threatened before the Immigration and Naturalization Service of any federal, state or administrative agency or court against or involving the Acquired Corporations.

                (k) As of the date of this Agreement, the Company has paid to its employees allprofit-sharing or other bonuses with respect to performance during the fiscal year ended March 31, 2001.

                (l) No Company Employee Plan is a Voluntary Employees' Beneficiary Association ("VEBA") within the meaning of Section 501(c)(9) of the Code.

                (m) All Welfare Plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA, and all final Treasury regulations under Section 4890B of the Code explaining those requirements, and all other applicable Legal Requirements regarding continuation and/or conversion coverage.

                (n) No amount required to be paid or payable to or with respect to any employee of any of the Acquired Corporations in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code or will not be deductible under Sections 162(a)(1) or 404 of the Code.

        2.13    ENVIRONMENTAL MATTERS.

                (a) Each of the Acquired Corporations is in compliance in all respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for such failures to comply that would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations (taken as a whole). None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future. To the Company's knowledge, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. All property that is or has been leased to, controlled by or used by the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature and none of the Acquired Corporations has any liability for any clean-up or remediation under any Environmental Law. All property that is leased to, controlled by or used by any of the Acquired Corporations is free of any friable asbestos or asbestos-containing material.

                (b)     For purposes of this Section 2.13:

                        (i) "ENVIRONMENTAL LAW" shall mean any foreign, federal, state or local statute, law, rule, regulation, ordinance, treaty, code, policy or rule of common law now or from time to time in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, natural resources, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; the Hazardous Materials Transportation Act, as amended; the Clean Water Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Safe Drinking Water Act, as amended; the Atomic Energy Act, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; and the Occupational Safety and Health Act, as amended; and

                        (ii) "HAZARDOUS MATERIALS" shall mean (A) petroleum or petroleum products (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), polychlorinated biphenyls (PCBs), asbestos or asbestos containing materials, urea formaldehyde foam insulation, and radon gas; (B) any substance defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "extremely hazardous waste," "restricted hazardous waste," "waste," "special waste," "toxic substance," "toxic pollutant," "contaminant" or "pollutant," or words of similar import, under any applicable Environmental Law (as defined above); (C) infectious materials and other regulated medical wastes;
(D) any substance which is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental agency; and (E) any other substance, material or waste the presence of which requires investigation or remediation under any Environmental Law

        2.14    LEGAL PROCEEDINGS; ORDERS.

                There is no pending Legal Proceeding and, to the Company's knowledge, no Person has threatened to commence any Legal Proceeding, that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; and there is no Order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject, except for any of the foregoing that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations (taken as a whole).

        2.15    VOTE REQUIRED.

                The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement.

        2.16    NON-CONTRAVENTION; CONSENTS.

                (a) Neither the execution, delivery or performance by the Company of this Agreement, the consummation by the Company of the Merger, nor any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                        (i) contravene, conflict with or result in a violation of any of the provisions of the Company Organization Documents or any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of any of the Acquired Corporations;

                        (ii) contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject;

                        (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations; or

                        (iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to (w) declare a default or exercise any remedy under any Company Material Contract, (x) a rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract, (y) accelerate the maturity or performance of any Company Material Contract, or (z) cancel, terminate or modify any term of any Company Material Contract.

                (b) Except as may be required by the Exchange Act, the NRS, the HSR Act, and applicable competition laws of any foreign country, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with
(i) the execution, delivery or performance of this Agreement, (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, or (iii) effecting the covenants of the Company set forth in EXHIBIT D, except in the case of clauses (i) and (ii), where the failure to obtain any Consent would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations (taken as a whole).

        2.17    FAIRNESS OPINION.

                The Special Committee of the Company's Board of Directors has received the opinion of Ladenburg Thalmann & Co. Inc. ("LADENBURG THALMANN"), financial advisor to the Special Committee, as of the date of this Agreement, to the effect that the consideration to be received by the non-affiliate stockholders of the Company in the Merger is fair to such stockholders, from a financial point of view. The Company will furnish an accurate and complete copy of said opinion to Parent.

        2.18    FINANCIAL ADVISOR.

                No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Acquired Corporation. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to any such engagement.

        2.19    TAKEOVER STATUTES; NO DISCUSSIONS.

                (a) The Company has taken all actions required to be taken by it so that the restrictions of Sections 78.378 through 78.3793 and 78.411 through 78.444 of the NRS do not apply to the Merger, this Agreement and the transactions contemplated hereby. No

Takeover Laws are applicable to the Merger, this Agreement and the transactions contemplated hereby.

                (b) As of the date of this Agreement, none of the Acquired Corporations, and to the Company's knowledge, no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Company Acquisition Proposal, and the Company has provided to Parent the terms of any Company Acquisition Proposal received by the Company in the last ninety (90) days.

        2.20    INFORMATION TO BE SUPPLIED.

                None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in the foregoing documents.

        2.21    FOREIGN CORRUPT PRACTICES ACT.

                Neither the Company, any other Acquired Corporation, any of the Acquired Corporation's officers, directors, nor, to the Company's knowledge, any employees or agents (or stockholders), distributors, representatives or other Persons acting on the express, implied or apparent authority of any Acquired Corporation, have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Governmental Body in the United States or elsewhere in connection with or in furtherance of the business of any of the Acquired Corporations (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist any Acquired Corporation in obtaining business for or with, or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised unlawfully to any such official or party for such purposes). Neither the business of the Company nor any other Acquired Corporation is in any manner dependent upon the making or receipt of such payments, discounts or other inducements. Neither the Company nor any other Acquired Corporation has otherwise taken any action that could cause the Company or any other Acquired Corporation to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the regulations thereunder, or any applicable Legal Requirements of similar effect.

        2.22    CERTAIN OTHER REPRESENTATIONS.

                The representations and warranties set forth in Section 3 of EXHIBIT D are hereby incorporated herein by this reference.

SECTION 3.              REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                Except as disclosed in the Parent Disclosure Schedule delivered by Parent and Merger Sub to the Company prior to the execution and delivery of this Agreement (the "PARENT DISCLOSURE SCHEDULE") and referenced in the Parent Disclosure Schedule to the section(s) of this Section 3 to which such disclosure applies, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        3.1     DUE ORGANIZATION; SUBSIDIARIES.

                Parent is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the State of Nevada. Each of Parent and Merger Sub has all necessary corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used. Each of Parent and Merger Sub is qualified to do business as a foreign corporation, and is in good standing, under the Legal Requirements of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent. Parent has made available to the Company accurate and complete copies of the certificate or articles of incorporation and bylaws of each of Parent and Merger Sub, including all amendments thereto (collectively, the "PARENT ORGANIZATION DOCUMENTS").

        3.2     AUTHORITY; BINDING NATURE OF AGREEMENT.

                Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement. Parent and Merger Sub each hereby represents that its respective Board of Directors, at a meeting duly called and held, or by written consent dated, on or prior to the date hereof, has by unanimous vote (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, and (ii) adopted this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to (a) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.3     CAPITALIZATION, ETC.

                (a) The authorized capital stock of Parent consists of: (i) 200,000,000 shares of Parent Common Stock and (ii) 5,000,000 shares of Parent Preferred Stock. As of November 24, 2001, 65,966,332 shares of Parent Common Stock have been issued and are outstanding, 689,678 shares of Parent Cumulative Preferred Stock have been issued or are outstanding and no shares of Parent Series A Preferred Stock are issued and outstanding. As of November 24, 2001, 360,701 shares of Parent Common Stock are held in Parent's treasury. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of Parent.

                (b) All outstanding shares of Parent Common Stock and all outstanding shares of capital stock of each Significant Subsidiary of Parent have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Parent Contracts. All of the outstanding shares of capital stock of each of the Significant Subsidiaries of Parent have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by Parent, free and clear of any Encumbrances. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and in compliance with all applicable securities laws and other applicable Legal Requirements. The shares of Parent Common Stock to be issued upon exercise of Company Assumed Options assumed by Parent in connection with the Merger will, when issued, be issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Parent Contracts.

        3.4     SEC FILINGS; FINANCIAL STATEMENTS.

                (a) Parent has made available to the Company all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by Parent with the SEC since December 31, 2000 (the "PARENT SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC since December 31, 2000 have been so filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (b) The financial statements (including any related notes) contained in the Parent SEC Documents (the "PARENT FINANCIAL STATEMENTS"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount), and (iii) fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries for the periods covered thereby.

        3.5     NON-CONTRAVENTION; CONSENTS.

                Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                (a) contravene, conflict with or result in a violation of any of the provisions of the Parent Organization Documents or any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of Parent or any Significant Subsidiary of Parent; or

                (b) contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject;.

                Except as may be required by the Securities Act, the Exchange Act, the NRS, the Delaware General Corporation Law, the HSR Act, applicable anti-trust laws of any foreign country, and the NYSE Listed Company Manual (as it relates to the Registration Statement and the Proxy Statement) none of Parent or any Subsidiary of Parent was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with
(x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except in each case, where the failure to make any filing, give any notice or obtain any Consent would not have a Material Adverse Effect on Parent.

        3.6     INTERIM OPERATIONS OF MERGER SUB.

                Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        3.7     INFORMATION TO BE SUPPLIED.

                None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in the foregoing documents.

        3.8     PARENT STOCKHOLDER APPROVAL.

                This Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to the Merger, do not require the approval of the holders of any (a) shares of capital stock of Parent or (b) voting securities of Parent.

        3.9     FINANCIAL ADVISOR.

                No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

        3.10    ABSENCE OF CHANGES.

                Since July 31, 2001 and except as set forth in any documents publicly filed by Parent or any Significant Subsidiary with the SEC since July 31, 2001:

                (a) each of Parent and its Significant Subsidiaries has operated its business in the ordinary course and consistent with past practices; and

                (b) there has not been any event that has had a Material Adverse Effect on Parent, and to Parent's knowledge no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a Material Adverse Effect on Parent or any Significant Subsidiary.

        3.11    LIABILITIES.

                Parent has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements prepared in accordance with GAAP, and whether due or to become due), except for:
(a) liabilities that are reflected in the "liabilities" column of the Parent Financial Statements, including the notes thereto; (b) normal and recurring liabilities that have been incurred by Parent since December 31, 2000 in the ordinary course of business and consistent with past practices that, individually or in the aggregate, have not had or could not reasonably be expected to have, a Material Adverse Effect on Parent; and (c) liabilities incurred under this Agreement.

        3.12    COMPLIANCE WITH LEGAL REQUIREMENTS.

                Parent is, and at all times has been, in compliance in all material respects with all applicable Legal Requirements. Parent has not received any written notice or, to Parent's knowledge, other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement (except where such violation or failure to comply would not have a Material Adverse Effect on Parent).

        3.13    GOVERNMENTAL AUTHORIZATIONS.

                Parent holds all Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Parent is, and at all times has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Parent has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization (except where any such violation, failure, revocation, withdrawal, suspension, cancellation, termination or modification would not have a Material Adverse Effect on Parent).

SECTION 4.        CERTAIN COVENANTS OF THE COMPANY AND PARENT

        4.1     ACCESS AND INVESTIGATION.

                During the period from the date of this Agreement through the Effective Time unless this Agreement shall be terminated in accordance with
Section 7 (the "PRE-CLOSING PERIOD"), subject to applicable antitrust laws and regulations relating to the exchange of information each of Parent and Merger Sub on the one hand and, the Company on the other hand shall, and shall cause each of their respective Representatives (including, without limitation, in the case of the Company, each of the Acquired Corporations' Representatives) to: (a) provide the other and the others' Representatives with reasonable access during normal business hours to its Representatives and the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the other and the Acquired Corporations; and (b) provide the other and the others' Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to it and the Acquired Corporations, and with such additional financial, operating and other data and information regarding it and the Acquired Corporations, in each case, as the other may reasonably request. Each Party will use and hold any such information which is not public in confidence in accordance with the Mutual Nondisclosure Agreement.

        4.2 OPERATION OF THE COMPANY'S BUSINESS; OPERATION OF THE PARENT'S BUSINESS.

                (a) During the Pre-Closing Period the Company shall: (i) ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course in accordance with past practices, and (B) in material compliance with all applicable Legal Requirements and the requirements of all Company Material Contracts; (ii) use commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, distributors, landlords, creditors, licensors, licensees and other Persons having business relationships with the respective Acquired Corporations; (iii) provide all notices, assurances and support required by any Contract relating to any Proprietary Asset in order to ensure that no condition under such Contract occurs which could result in, or could increase the likelihood of any transfer or disclosure by any Acquired Corporation of any source code materials or other Proprietary Asset; and (iv) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Acquired Corporations.

                (b)     During the Pre-Closing Period, except as set forth in
Schedule 4.2(b) of the Company Disclosure Schedule and except for the Merger and the other matters and transactions contemplated by this Agreement, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

                        (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than ordinary quarterly dividends);

                        (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock, other security (including the sale, transfer or grant of any treasury shares) or any obligation convertible or exchangeable for capital stock, (B) any Company Stock Right (except that, prior to the Effective Time, the Company may issue and reserve for issuance Company Common Stock upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement) or (C) any option to acquire any shares of capital stock or other securities of any of the Acquired Corporations pursuant to the Company Stock Option Plans;

                        (iii) other than with respect to the Merger or the transactions contemplated by this Agreement, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Stock Option Plans, any provision of any agreement evidencing any outstanding Company Stock Option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding Company Stock Option, warrant, or other security or any related Contract;

                        (iv) amend or permit the adoption of any amendment to the Company Organization Documents, or effect or become a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                        (v) form any Subsidiary that is not wholly owned by an Acquired Corporation or acquire any equity interest or other interest in any other Entity;

                        (vi) make any capital expenditure, to the extent such new capital expenditures exceed $200,000 in the aggregate; and which is not included in the Company's fiscal year ending March 31, 2002 Capital Expenditures Budget, a copy of which was furnished to Parent;

                        (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Contract with obligations in excess of $200,000, or waive, release, or assign any rights or claims, or modify or terminate any Company Material Contract with obligations in excess of $200,000;

                        (viii) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business);

                        (ix) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of any of its assets, except for sales, dispositions or transfers in the ordinary course of business;

                        (x) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any agreement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business, or (B) make any loans, advances or capital contributions to, or investments in, any other Person other than travel and payroll advances made to employees in the ordinary course of business;

                        (xi) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payments, discharges or satisfactions, in the ordinary course of business which are materially in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Company Financial Statements or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which any Acquired Company is a party;

                        (xii) (A) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases in the compensation or fringe benefits, or bonus payments, to employees below the level of vice president in the ordinary course of business consistent with past practice; (B) grant any severance or termination pay (other than pursuant to the normal severance practices or existing agreements of the Company in effect on the date of this Agreement) to, or enter into any severance agreement with, any director, officer or employee, or enter into any employment agreement with any director, officer or employee or otherwise without the prior written consent of Parent, except for severance or termination pay to employees below the level of vice president in the ordinary course of business consistent with past practice; (C) establish, adopt, enter into or amend any Company Benefit Plan or other arrangement, except as may be required to comply with applicable Legal Requirements and except with respect to such actions taken with respect to employees below the level of vice president in the ordinary course of business consistent with past practice; (D) pay any benefit not provided for under any Company Benefit Plan or other arrangement, except for benefits paid to employees below the level of vice president in the ordinary course of business consistent with past practice; (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan or other arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Benefit Plan or other arrangement or agreement or awards made thereunder), except for awards of bonuses or other payments under bonus, incentive, performance or other compensation plans or arrangements to employees below the level of vice president in the ordinary course of business consistent with past practice (but not including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Benefit Plan or other arrangement or agreement or awards made thereunder); (F) take any action to fund or in any other way secure the payment of compensation or benefits under any agreement; or (G) hire or promote any key officer or key employee;

                        (xiii) change any of its methods of accounting or accounting practices in any respect, except as required by GAAP;

                        (xiv) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes which would have a Material Adverse Effect, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns;

                        (xv)    commence or settle any Legal Proceeding;

                        (xvi) enter into any material transaction or take any other material action outside the ordinary course of business that is inconsistent with past practices;

                        (xvii) take, or permit the taking of any action, which could reasonably be expected to cause the vesting of any Company Options to be accelerated in accordance with the terms of any of the Company Stock Option Plans;

                        (xviii) take, agree to take, or omit to take any action which would (A) make any of the representations and warranties of the Company contained in this Agreement untrue or incorrect, (B) prevent the Company from performing or cause the Company not to perform its covenants hereunder, or (C) cause any of the conditions set forth in Section 6 not to be able to be satisfied prior to the Termination Date; or

                        (xix) agree or commit to take any of the actions described in clauses "(i)" through "(xviii)" of this Section 4.2(b).

                (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations (taken as a whole). The Company shall have the ability to supplement and update the Company Disclosure Schedule as of the Closing Date with any event, condition, fact or circumstance disclosed in writing to the Parent pursuant to clause (ii) above; provided however, that such supplemental and updated disclosure shall not constitute a waiver by Parent of, or release the Company from any liability with respect to, any breaches of any representations or warranties contained in this Agreement. Neither such updated Company Disclosure Schedules nor any notification given to Parent pursuant to this Section 4.2(c) shall modify, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

                (d) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Parent. Parent shall have the ability to supplement and update the Parent Disclosure Schedule as of the Closing Date with any event, condition, fact or circumstance disclosed in writing to the Company pursuant to clause (i) above;

provided however, that such supplemental and updated disclosure shall not constitute a waiver by the Company of, or release Parent from any liability with respect to, any breaches of any representations or warranties contained in this Agreement. Neither such updated Parent Disclosure Schedules nor any notification given to the Company pursuant to this Section 4.2(d) shall modify, limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

        4.3     NO SOLICITATION BY THE COMPANY.

                (a) During the Pre-Closing Period, the Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Company Acquisition Proposal or take any action that could reasonably be expected to lead to a Company Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to a Company Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal, (iv) approve, endorse or recommend any Company Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction; provided, however, that nothing in this Section 4.3(a) shall prohibit (A) the Company, or the Board of Directors of the Company, from furnishing information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Company Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this Section 4.3, (2) a majority of the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action, furnish such information or enter into such discussions would be inconsistent with its fiduciary obligations under applicable Legal Requirements, (3) a majority of the Board of Directors determines in good faith, after consultation with its outside legal counsel, that taking such action would be reasonably likely to lead to the delivery of a Company Superior Offer, (4) at least three (3) business days prior to furnishing any such information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral nonpublic information furnished to such Person or any of such Person's Representatives by or on behalf of the Company, and (5) not later than the time such information is furnished to such Person, the Company furnishes such nonpublic information to Parent (to the extent such information has not been previously furnished by the Company to Parent); or (B) the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or making any public announcement, disclosure or filing which, after consultation with outside legal counsel, the Company's Board of Directors concludes in good faith is required pursuant to applicable Legal Requirements (including the rules of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association) with regard to a Company Acquisition Proposal. Without limiting the generality of any of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company.

                (b) The Company shall promptly (and in no event later than 24 hours) after receipt of any Company Acquisition Proposal or any request for nonpublic information related to the Acquired Corporations, advise Parent orally (and subsequently confirm the same by delivery to Parent in writing) of any Company Acquisition Proposal or any request for nonpublic information related to any of the Acquired Corporations (including the identity of the Person making or submitting such Company Acquisition Proposal, and the terms thereof to the extent then known) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed on a prompt basis with respect to the status of any such Company Acquisition Proposal, and any modification or proposed modification thereto. The Company agrees that the Company shall simultaneously provide to Parent any non-public information concerning the Company provided to any Person in connection with any Company Acquisition Proposal which was not previously provided to Parent.

                (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person (other than Parent) that relate to any Company Acquisition Proposal, except as may be provided for in
Section 4.3(a).

                (d) The Company agrees not to release any Person (other than Parent) from or waive any provision of any confidentiality, "standstill" or similar agreement to which the Company is a party (including the provisions thereof relating to the return or physical delivery of information furnished by the Company to any Person) and will use its best efforts to enforce each such agreement at the request of Parent.

                (e) Notwithstanding anything contained in this Agreement to the contrary (including Section 5.2(b)), the Recommendations may be withheld, withdrawn or modified in a manner adverse to Parent if: (i) the Company's Board of Directors determines in good faith, after consultation with the Company's outside legal counsel, that the failure to withdraw or modify the Recommendations would be inconsistent with its fiduciary obligations under applicable Legal Requirements; (ii) the Company shall have released Parent from the provisions of any standstill or similar agreement restricting Parent from acquiring securities of the Company; and (iii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in
Section 4.3(a).

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES

        5.1     REGISTRATION STATEMENT AND PROXY STATEMENT FOR STOCKHOLDER
                APPROVAL.

                As soon as practicable following the execution of this Agreement, the Company shall prepare and file with the SEC a preliminary proxy statement of the Company in connection with the Merger complying with applicable Legal Requirements and including the fairness opinion of Ladenburg Thalmann referred to in Section 2.17 above

(the "PROXY STATEMENT"), and Parent shall prepare, and Parent shall file with the SEC, a registration statement on Form S-4 (such registration statement, together with the amendments thereto, being the "REGISTRATION STATEMENT") for the offer and sale of Parent Common Stock pursuant to the Merger and in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act and the Proxy Statement is "cleared" by the SEC (in definitive form). Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and each of the Company and Parent shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, or correspondence with the SEC or its staff with respect to, the Registration Statement shall be made by Parent, or with respect to the Proxy Statement shall be made by the Company, without first providing the other with a reasonable opportunity to review and comment thereon. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, is discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Legal Requirements, disseminated to the stockholders of the Company.

        5.2     COMPANY STOCKHOLDERS' MEETING.

                (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to approve this Agreement (the "COMPANY STOCKHOLDERS' MEETING"). The Company Stockholders' Meeting shall be held as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act and the Proxy Statement is "cleared" by the SEC for mailing in definitive form to the holders of Company Common Stock. The Company shall use commercially reasonable efforts to take all actions necessary or advisable to solicit proxies in favor of the Merger and shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements. Once the Company Stockholders' Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders' Meeting (other than for the absence of a quorum) without the consent of Parent; provided, however, notwithstanding the foregoing, the Board of Directors of the Company shall be permitted to postpone or adjourn the Company Stockholders' Meeting if at any time prior to such meeting a Company Acquisition Proposal has been made, submitted or announced (which is not in violation of Section 4.3) and the Board of Directors of the Company, after consultation with its outside legal counsel, concludes in good faith that the failure so to postpone or adjourn the Company Stockholder's Meeting would likely constitute a violation of the fiduciary duties of the Company's Board of Directors under applicable Legal Requirements.

                (b) Except as provided in Section 4.3(e), the Proxy Statement shall include the Recommendations, and, subject to Section 4.3(e), the Recommendations shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the Board of Directors of the Company or any committee thereof to withdraw or modify the Recommendations in a manner adverse to Parent shall be adopted or proposed.

                (c)     The Company and Parent shall cooperate with one another
(i) in connection with the preparation of the Proxy Statement and the Registration Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Body is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.


        5.3     REGULATORY APPROVALS.

                Each of the Company and Parent shall use its commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, if Parent or the Company reasonably determines that it is so required, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (a) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (b) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (i) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding or threat, and (iii) promptly inform the other party of any material communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement, the Company and Parent shall consult and cooperate with one another, and shall consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference with government representatives relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding. Notwithstanding anything to the contrary in this Section 5.3, neither Parent nor the Company nor any of their respective Subsidiaries shall be required to take any action that could reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger.

        5.4     INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                (a) Parent and the Surviving Corporation agree that, except as may be limited by applicable law, from and after the Effective Time, the indemnification obligations that relate to matters that occur prior to the Effective Time and that are set forth in the Company Organizational Documents or any agreement to which the Parent or the Surviving Corporation is bound, shall survive the Merger. Parent and Surviving Corporation further agree that such obligations shall remain in existence and shall not be amended, repealed or otherwise modified at or at any time after the Effective Time in any manner that would adversely affect the rights of an Indemnified Person thereunder. For purposes of this Agreement, "INDEMNIFIED PERSON" shall mean each Person, including without limitation, each officer and director of the Company, who, on or at any time prior to the Effective Time, was entitled to indemnification benefits described in this Section 5.4.

                (b) From the Effective Time until the fourth anniversary of the Effective Time, the Surviving Corporation shall provide for the benefit of the insured parties named in such policy and the Indemnified Persons, only with respect to acts or omissions occurring prior to the Effective Time, directors' and officers' liability insurance on terms with respect to coverage and amount at least as favorable as those of the insurance policy maintained by the Company as of the date of this Agreement in the form attached to the Company Disclosure Schedule as Schedule 5.4 (provided that the Surviving Corporation will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of one hundred forty percent (140%) of the current annual cost, in which case the Surviving Corporation shall maintain such policies up to an annual cost of one hundred forty percent (140%)).

        5.5     ADDITIONAL AGREEMENTS.

                Each of Parent and the Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (b) shall use its commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; and (c) shall use its commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by it during the Pre-Closing Period.


        5.6     PUBLIC DISCLOSURE.

                Parent, Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Legal Requirements or any listing agreement with, or the rules of a national securities exchange or any U.S. inter-dealer quotation system of a registered national securities association.


        5.7     TAX MATTERS.

                At or prior to the filing of the Registration Statement, the Company and Parent shall execute and deliver to Hogan & Hartson L.L.P. and to Greenberg Traurig, LLP, tax representation letters in customary form. Parent, Merger Sub and the Company shall each confirm to Hogan & Hartson L.L.P. and to Greenberg Traurig, LLP on such dates as shall be reasonably requested by Hogan & Hartson L.L.P. and Greenberg Traurig, LLP, the accuracy and completeness of the tax representation letters delivered pursuant to the immediately preceding sentence. Each of Parent, Merger Sub and the Company shall use its best efforts prior to the Effective Time to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 5.7, each of Parent and the Company shall use its commercially reasonable efforts to cause Hogan & Hartson L.L.P. and Greenberg Traurig, LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this
Section 5.7.


        5.8     RESIGNATION OF DIRECTORS.

                The Company shall use its reasonable best efforts to obtain and deliver to Parent prior to the Closing the resignation of each director of each of the Acquired Corporations, effective as of the Effective Time.

        5.9     LISTING.

                Parent shall use its commercially reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE.


        5.10    TAKEOVER LAWS; ADVICE OF CHANGES.

                (a) If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Parent and the Company and the members of their respective Boards of Directors and the Special Committee will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated hereby and thereby and otherwise act to eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

                (b) Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) is reasonably likely to result in a Material Adverse Effect with respect to the Acquired Corporations or a material adverse effect with respect to Parent, respectively, (ii) would cause or constitute a breach of any representations, warranties or covenants contained herein or (iii) is reasonably likely to result in any of the conditions set forth in Section 6 not being able to be satisfied prior to the Termination Date.

        5.11    SECTION 16.

                (a) Parent shall, prior to the Effective Time, cause Parent's Board of Directors to approve the issuance of shares of Parent Common Stock in connection with the Merger, with respect to any employees of the Company who upon the Effective Time will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3, provided, however, that Parent shall not be deemed to have violated this covenant if the Company does not provide to the Board of Directors of Parent at least five (5) business days prior to the Effective Time, all information reasonably requested by Parent for the purpose of effecting such exemption. Prior to the Effective Time, the Board of Directors of the Company shall approve the disposition of Company Common Stock in connection with the Merger by those directors and officers of the Company subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3.

                (b) Parent agrees to file one or more registration statements on Form S-8 for the shares of Parent Common Stock issuable with respect to Company Assumed Options within ten (10) business days after the Effective Time and keep any such registration statements effective until all shares registered thereunder have been issued.

        5.12   AFFILIATES.

                Within twenty (20) days after the date of this Agreement, the Company shall deliver to Parent a letter identifying all Persons who are, to the Company's knowledge, affiliates of the Company for purposes of Rule 145 under the Securities Act. Prior to the Effective Time, the Company shall obtain and deliver to Parent Affiliate Agreements from each Person identified in such letter and any Person who may be deemed to have become an affiliate of the Company for purposes of Rule 145 under the Securities Act after the date of this Agreement and at or prior to the Effective Time. The Company shall cause each such affiliate to certificate such affiliate's Company Common Stock and Parent shall place the appropriate Rule 145 legend on the stock certificates representing Parent Common Stock issued in the Merger to such affiliates. Parent shall use its commercially reasonable efforts to remove such legends promptly when such legends are no longer required by applicable Legal Requirements.

        5.13    PARENT COMMON STOCK.

                Parent shall take all corporate action necessary to reserve for issuance and shall reserve for issuance a sufficient number of shares of Parent Common Stock, registered pursuant to the Securities Act and listed on the NYSE, for delivery upon exercise of the Company Assumed Options and the New Warrants.

        5.14    LITIGATION.

                The Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and the Voting Agreements.

        5.15    CERTAIN OTHER COVENANTS.

                The covenants set forth in Section 3 of EXHIBIT D are hereby incorporated herein by this reference.

        5.16    SCHEDULE OF DEBT.

                On or prior to the fifth trading day preceding the date of the Company Stockholders Meeting, the Company shall deliver to Parent a good faith estimate in writing of all Debt of the Company (including, but without duplication, any sums outstanding under the Note Purchase Agreement and the note issued thereunder) as of immediately prior to the then expected Effective Time and which shall be accompanied by reasonable supporting detail therefor. On the Closing Date, the Company shall deliver to Parent a schedule of all Debt of the Company (including, but without duplication, any sums outstanding under the Note Purchase Agreement and the note issued thereunder) as of immediately prior to the Effective Time certified as true and correct by the chief financial officer of the Company and which shall be accompanied by reasonable supporting detail therefor.

SECTION 6.        CONDITIONS TO THE MERGER

        6.1     CONDITIONS TO EACH PARTY'S OBLIGATION.

                The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, the waiver by each party on or prior to the Effective Time of each of the following conditions:

                (a) Stockholder Approval. To the extent required by the NRS, this Agreement shall have been approved by the stockholders of the Company.

                (b) No Order. No provision of any applicable Legal Requirements and no judgment, injunction, Order or decree shall prohibit the consummation of the Merger or the other transactions contemplated by this Agreement.

                (c) Effectiveness of Registration Statement; Proxy Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Parent Common Stock shall have been complied with. The Proxy Statement shall have been "cleared" by the SEC for mailing by the Company in definitive form to the holders of Company Common Stock.

                (d) Listing. The shares of Parent Common Stock to be issued in the Merger shall have been included for listing on the NYSE (subject to official notice of issuance).

                (e) HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated and any applicable waiting periods, consents or clearances under foreign antitrust laws shall have expired, been terminated or been obtained.

                (f) Parent Tax Opinion. Parent shall have received an opinion of Hogan & Hartson L.L.P., in form and substance reasonably satisfactory to Parent and to the Company, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, provided, however, that if Hogan & Hartson L.L.P. does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if Greenberg Traurig LLP renders such opinion to Parent.

                (g) Company Tax Opinion. The Company shall have received an opinion of Greenberg Traurig LLP in form and substance reasonably satisfactory to Parent and to the Company, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if Greenberg Traurig LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if Hogan & Hartson L.L.P. renders such opinion to the Company.

                (h) Parent Consents. Parent shall have procured all consents of third-parties and Governmental Bodies set forth on Schedule 3.5 to the Parent Disclosure Schedule.

        6.2     ADDITIONAL CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATIONS.

                The respective obligations of the Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, the waiver by Parent and Merger Sub, on or prior to the Effective Time of each of the following conditions:

                (a) Representations and Warranties. (i) the representations and warranties of the Company contained in this Agreement (including EXHIBIT D, except those set forth in Section 2.3, Section 2.4 or clause (iii) of Section 2.16(b)) not qualified by a "materiality" or "Material Adverse Effect" qualifier shall be accurate in all material respects except as otherwise contemplated by this Agreement, and (ii) the representations and warranties of the Company contained in this Agreement (including EXHIBIT D, except those set forth in Section 2.3, Section 2.4 or clause (iii) of Section 2.16(b)) qualified by a "materiality" or "Material Adverse Effect" qualifier shall be accurate in all respects, in the case of each of (i) and (ii) above, as of the date of this Agreement and as of the Effective Time; except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be accurate as of such date in all material respects, in the case of (i) above, and accurate in all respects, in the case of
(ii) above. The representations and warranties of the Company contained in
Section 2.3, Section 2.4 or clause (iii) of Section 2.16(b) of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time. Parent shall have received a certificate of the chief executive officer or chief financial officer of the Company to that effect.

                (b) Covenants and Agreements. The Company shall have performed in all material respects its covenants, obligations and agreements under the Agreement (other than those set forth in EXHIBIT D). The Company shall have performed in all respects its covenants, obligations and agreements set forth in EXHIBIT D. Parent shall have received a certificate of the chief executive officer or chief financial officer of the Company to that effect.

                (c) Company Material Adverse Effect. Since the date hereof, there shall not have occurred, and there shall not exist any event or circumstance, including any Legal Proceeding, that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations (taken as a whole).

                (d) No Litigation. There shall be no pending or threatened Legal Proceeding: (i) challenging or seeking to prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement; (ii) seeking to prohibit or materially delay or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise beneficial ownership rights with respect to the capital stock of the Surviving Corporation; (iii) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Acquired Corporations as presently owned and operated by the Company; or (iv) seeking to compel Parent or the Company, or any subsidiary of Parent or the Company, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement; (v) seeking to have the Company, Parent or any of their respective subsidiaries pay material damages or otherwise become subject to material adverse consequences in connection with any of the transactions contemplated by this Agreement; or (vi) otherwise have or reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations (taken as a whole) or, as a result of the transactions contemplated by this Agreement, a Material Adverse Effect on Parent and the Significant Subsidiaries (taken as a whole).

                (e) Consents. The Acquired Corporations shall have procured all consents of third-parties and Governmental Bodies set forth on Schedule 2.16 to the Company Disclosure Schedule.

                (f) Dissenting Shares. The Dissenting Shares shall not constitute more than five percent (5%) of the issued and outstanding Company Common Stock.

                (g) Amendment to Executive Employment Agreements. Each of Robert J. Donahue, Colum P. Donahue, Daniel M. Wickersham and Pere Valles shall have entered into an amendment to his employment agreement with Parent and Company substantially in the form of EXHIBIT E.

                (h)     Certain Other Conditions. The conditions set forth in
Section 1 of EXHIBIT D shall have been satisfied or, to the extent permitted by applicable Legal Requirements, waived by Parent and Merger Sub, on or prior to the Effective Time.

        6.3     ADDITIONAL CONDITIONS TO THE COMPANY'S OBLIGATIONS.

                The obligations of the Company to consummate the Merger are subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, the waiver by the Company, on or prior to the Effective Time of each of the following conditions:

                (a) Representations and Warranties. (i) the representations and warranties of Parent and Merger Sub contained in this Agreement not qualified by a "materiality" or "Material Adverse Effect" qualifier shall be accurate in all material respects, and (ii) the representations and warranties of Parent and Merger Sub contained in this Agreement qualified by a "materiality" or "Material Adverse Effect" qualifier shall be accurate in all respects, in the case of each of (i) and (ii) above, as of the date of this Agreement and as of the date of the Effective Time; except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be accurate as of such date in all material respects, in the case of (i) above, or in all respects, in the case of (ii) above. The Company shall have received a certificate of the chief executive officer or chief financial officer of Parent to that effect.

                (b) Covenants and Agreements. Parent or Merger Sub shall have performed in all material respects their respective covenants, obligations or agreements under this Agreement. The Company shall have received a certificate of the chief executive officer or chief financial officer of Parent to that effect.

                (c) Parent Material Adverse Effect. Since the date hereof, there shall not have occurred, and there shall not exist any event or circumstance, including any Legal Proceeding, that would have a Material Adverse Effect on Parent and its Significant Subsidiaries (taken as a whole).

                (d) No Litigation. There shall be no pending or threatened Legal Proceeding: (i) challenging or seeking to prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement; or (ii) seeking to obtain from the Company in a Legal Proceeding relating to the Merger any monetary damages that would be material to the Company.

SECTION 7.        TERMINATION

        7.1     TERMINATION.

                This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the Company's stockholders:

                (a)     by mutual written consent of Parent and the Company;

                (b) by either Parent or the Company if (i) the Merger shall not have been consummated by the date which is 180 days after the date of this Agreement (the "TERMINATION DATE") (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Termination Date); or (ii) this Agreement has not been approved by the requisite vote of the holders of Company Common Stock at the Company Stockholders' Meeting;

                (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                (d) by Parent, at any time prior to the Effective Time, if a Company Triggering Event shall have occurred;

                (e)     by Parent, at any time prior to the Effective Time, if
(i) any of the Company's representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.2(a) would not be satisfied, or (ii) any of the Company's covenants contained in this Agreement shall not have been performed such that the condition set forth in Section 6.2(b) would not be satisfied;

               (f) by the Company, at any time prior to the Effective Time, if
(i) any of the Parent's or Merger Sub's representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.3(a) would not be satisfied, or (ii) any of the Parent's or Merger Subs covenants contained in this Agreement shall not have been performed such that the condition set forth in Section 6.3(b) would not be satisfied;

                (g) by Parent, if the Average Parent Trading Price is greater than $33.150 unless the Company makes a Company Election, in which case the Parent shall have no right of termination pursuant to this Section 7.1(g);

                (h) by the Company, if the Average Parent Trading Price is less than $20.125 unless Parent makes a Parent Election, in which case the Company shall have no right to a termination pursuant to this Section 7.1(h); and

                (i) by the Company, if (i) the Board of Directors of the Company shall have withdrawn its Recommendations in accordance with Section 4.3(e), or (ii) the Company shall have entered into an agreement providing for a Company Acquisition Transaction (and neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.3).

        7.2     EFFECT OF TERMINATION.

                In the event of the termination of this Agreement as provided in
Section 7.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 7.2 and Section 7.3 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party from any liability or damages for any willful breach of any provision contained in this Agreement.

        7.3     EXPENSES; TERMINATION FEES.

                (a) Expenses. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that: (i) Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (A) the filing, printing and mailing of the Registration Statement and Proxy Statement and any amendments or supplements thereto and (B) the filing of any premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation; and (ii) if this Agreement is terminated and a termination fee is payable under Section 7.3(b)(i), then, at the time specified in the next sentence, the Company shall make a nonrefundable cash payment to Parent (in addition to any other amount that may be payable pursuant to Section 7.3(b)), in an amount equal to the aggregate amount, not to exceed Two Hundred Fifty Thousand Dollars ($250,000), of all reasonably documented fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that have become due and payable or incurred obligations by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger. The nonrefundable payment referred to in clause (ii) of the proviso to the first sentence of this Section 7.3(a) shall be made by the Company at the time the termination fee is payable under Section 7.3(b)(i).

                (b)     Termination Fee.

                        (i) If neither Parent nor Merger Sub is in material breach of their respective obligations under this Agreement and if (x) (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) (and, in the event such termination is pursuant to clause (i) of Section 7.1(b), the conditions set forth in Sections 6.1(b), (c) and (e) and Sections 6.3(a),
(b), (c), (d) and (e) were satisfied or waived on or prior to the date of such termination), (B) at or prior to the time of such termination a Company Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made and the same shall have been publicly announced, and (C) within 12 months after such termination the Company enters into a definitive agreement providing for, or consummates, a Company Acquisition Transaction with any Person, (y) this Agreement is terminated by Parent pursuant to Section 7.1(d), or (z) this Agreement is terminated by the Company pursuant to Section 7.1(i), then, in the case of each of (x), (y) and (z), the Company shall pay to Parent, in cash at the applicable time specified in the next two sentences, a nonrefundable fee in the amount of One Million Four Hundred Thousand Dollars ($1,400,000) (in addition to any payment required to be made pursuant to Section 7.3(a), if any). In the case of termination of this Agreement pursuant to
Section 7.1(b), the fee referred to in the previous sentence shall be paid by the Company upon the execution of such definitive agreement. In the case of termination of this Agreement by Parent pursuant to Section 7.1(d), or by the Company pursuant to Section 7.1(i), the fee referred to in the first sentence of this Section 7.3(b)(i) shall be paid by the Company within two (2) business days after such termination.

                        (ii) The Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its costs and expenses (including attorneys' fee and expenses) in connection with such suit, together with interest per annum on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect from time to time from the date such payment was required to be paid to the date it is paid. Payment of the fees and expenses described in this Section 7.3 shall not be in lieu of damages incurred in the event of willful breach of this Agreement.


SECTION 8.        SPECIAL COMMITTEE

                Until the Effective Time, all actions to be taken by the Company to enforce, waive compliance with, amend, apply or modify any of the terms of this Agreement shall require the affirmative approval of the Special Committee, and Parent shall be entitled to rely on a certificate of the Company's chief executive officer or chief financial officer attesting to the Company's compliance with this Section 8.

SECTION 9.        MISCELLANEOUS PROVISIONS

        9.1     AMENDMENT.

                This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after approval of this Agreement by the stockholders of the Company); provided, however, that after any such approval of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        9.2     WAIVER.

                (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        9.3     NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                None of the representations, warranties or agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time, except for agreements which by their terms survive the Effective Time. This Section 9.3 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        9.4    ENTIRE AGREEMENT; COUNTERPARTS.

               This Agreement and that certain letter agreement regarding confidential information, dated November 8, 2001 between Parent and the Company (the "MUTUAL NONDISCLOSURE AGREEMENT") constitute the entire agreement among the parties hereto and all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof are no force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

        9.5     APPLICABLE LAW; JURISDICTION.

                This Agreement shall be governed by, and construed in accordance with, the (internal procedural and substantive) laws of the State of Delaware, applicable to agreements and instruments executed and delivered wholly within such state and without regard to such state's principles of conflicts of laws; provided, however, the provisions of this Agreement relating to the Merger shall be governed by the NRS. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this
Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of any state court of competent jurisdiction located in the State of Delaware or any United States District Court located in the State of Delaware, and the applicable courts of appeals therefrom (or, in the event no Delaware court will accept jurisdiction, state and federal courts of the same type located in the State of Nevada); (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware (or the State of Nevada, if applicable); (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.8.

        9.6     ATTORNEYS' FEES.

                In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

        9.7     ASSIGNABILITY; THIRD PARTY BENEFICIARIES.

                This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Except as provided in Section 5.4, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        9.8     NOTICES.

                Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when actually delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto); provided, however, that a written notice delivered via facsimile shall be deemed delivered only if at the time of, or shortly after, such facsimile transmission the party giving the notice confirms by telephone the actual receipt by the other party of such facsimile transmission:


        (a)    If to Parent or Merger Sub:

               The Titan Corporation
               3033 Science Park Road
               San Diego, California  92121
               Facsimile No. (858) 552-9759
               Attention: Nicholas J. Costanza, Esq.

        with a copy to (which shall not constitute notice hereunder), to:

               Hogan & Hartson L.L.P.
               8300 Greensboro Drive
               Suite 1100
               McLean, Virginia  22102
               Facsimile No. (703) 610-6200
               Attention:  Richard K. A. Becker, Esq.
                           Robert A. Welp, Esq.

        (b) If to the Special Committee of the Company's Board of Directors, to each of:

               Richard E. Wilson
               6252 Harbour Heights Parkway
               Mukilteo, WA 92875
               Facsimile No: (847) 698-9255

               Paul Fritz
               833 South Cumberland
               Park Ridge, IL 60068
               Facsimile No: (425) 493-0271

               Carmine F. Adimando
               47 Cherry Gate Lane
               Trumbull, CT 06611-4056
               Facsimile No. (203) 377-2687

        with a copy to (which shall not constitute notice hereunder), to:

               Greenberg Traurig, LLP
               The MetLife Building
               200 Park Avenue
               New York, New York 10166
               Facsimile No. (212) 801-6400
               Attention: Clifford E. Neimeth, Esq.

        (c)    If to the Company, to:


               GlobalNet, Inc.
               1919 South Highland Avenue
               Suite 125-D
               Lombard, Illinois  60148
               Facsimile No. (630) 652-1320
               Attention: Robert J. Donahue

        with a copy to (which shall not constitute notice hereunder), to:

               Greenberg Traurig, LLP
               The MetLife Building
               200 Park Avenue
               New York, New York 10166
               Telephone No. (212) 801-9200
               Facsimile No. (212) 801-6400
               Attention: Charles P. Axelrod, Esq.


All notices to the Company pursuant to this Agreement simultaneously shall be delivered to the Special Committee in the manner provided above.

        9.9     COOPERATION.

                The parties agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

        9.10    CONSTRUCTION.

                (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                (e) Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including by comparable successor statutes.

                (f) The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the intended meaning or interpretation of this Agreement.

                IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                                    THE TITAN CORPORATION



                                    By: /s/ Eric M. DeMarco
                                        --------------------------------
                                        Name: Eric M. DeMarco
                                        Title: Exec. VP & COO




                                    T T III ACQUISITION CORP.



                                    By: /s/ Eric M. DeMarco
                                        --------------------------------
                                        Name: Eric M DeMarco
                                        Title: Exec. VP & COO


                                    GLOBALNET, INC.



                                    By: /s/ Robert J. Donahue
                                        --------------------------------
                                        Name: Robert J. Donahue
                                        Title: Exec. VP & COO

                                LIST OF EXHIBITS


EXHIBIT A - CERTAIN DEFINITIONS
EXHIBIT B - FORM OF VOTING AGREEMENT
EXHIBIT C - LIST OF OFFICERS
EXHIBIT D - TREATMENT OF WARRANTS; CONVERTIBLE NOTE; OTHER RIGHTS
            (FORM OF WARRANT ATTACHED)
EXHIBIT E - FORM OF EMPLOYMENT AGREEMENT
EXHIBIT F - FORM OF AFFILIATE AGREEMENT
EXHIBIT G - DESCRIPTION OF AMOUNTS OWED TO MCI/WORLDCOM

                                    EXHIBIT A
                               CERTAIN DEFINITIONS

                For purposes of the Agreement (including this EXHIBIT A):

                "ACQUIRED CORPORATION CONTRACT" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

                "ACQUIRED CORPORATION PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

                "ACQUIRED CORPORATIONS" is defined in Section 2.1 to this Agreement.

                "AFFILIATE AGREEMENTS" means the Affiliate Agreements in the form attached hereto as EXHIBIT F.

                "AGREEMENT" is defined in the Preamble to this Agreement.

                "ARTICLES OF MERGER" is defined in Section 1.3 to this Agreement.

                "AVERAGE PARENT TRADING PRICE" is defined in Section 1.5 to this Agreement.

                "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

                "CLOSING" is defined in Section 1.3 to this Agreement.

                "CLOSING DATE" is defined in Section 1.3 to this Agreement.

                "CODE" is defined in the Recitals to this Agreement.

                "COMPANY" is defined in the Preamble to this Agreement.

                "COMPANY ACQUISITION PROPOSAL" shall mean any offer, proposal, letter of intent, inquiry or expression or indication of interest (other than an offer, proposal, letter of intent, inquiry or expression or indication of interest by Parent) contemplating or otherwise relating to any Company Acquisition Transaction.

                "COMPANY ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions involving:

                (a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which (i) any of the Acquired Corporations is a constituent corporation, (ii) a Person or "Group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) any of the Acquired Corporations issues securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

                (b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 10% or more of the consolidated net revenues, net income or assets of the Acquired Corporations; or

                (c) any liquidation or dissolution of any of the Acquired Corporations.

                "COMPANY ASSUMED OPTIONS" shall mean Company Options the exercise price of which is less than the Company Stock Value.

                "COMPANY BALANCE SHEET" is defined in Section 2.4(b) to this Agreement.

                "COMPANY BALANCE SHEET DATE" is defined in Section 2.4(b) to this Agreement.

                "COMPANY COMMON STOCK" shall mean the Common Stock, par value $0.01 per share, of the Company.

                "COMPANY DISCLOSURE SCHEDULE" is defined in Section 2 to this Agreement.

                "COMPANY ELECTION" shall mean an election delivered by the Company to Parent in accordance with Section 9.8 in which the Company elects to use the Exchange Ratio calculated pursuant to Section 1.5(a)(i)(4)(A).

                "COMPANY EMPLOYEE PLANS" is defined in Section 2.12(a) to this Agreement.

                "COMPANY EXCHANGED WARRANTS" shall mean the warrants to purchase Company Common Stock identified on Section 2.3(c)(i) of the Company Disclosure Schedule and that are outstanding as of the Effective Time as to which each holder thereof has agreed to exchange such warrant for a warrant to purchase shares of Parent Common Stock in accordance with Section 3(f) of EXHIBIT D.

                "COMPANY FINANCIAL STATEMENTS" is defined in Section 2.4(b) to this Agreement.

                "COMPANY MATERIAL CONTRACT" is defined in Section 2.7(a) to this Agreement.

                "COMPANY OPTIONS" is defined in Section 2.3(b) to this Agreement.



                                  Exhibit A-2

                "COMPANY ORGANIZATION DOCUMENTS" is defined in Section 2.1 to this Agreement.

                "COMPANY SEC DOCUMENTS" is defined in Section 2.4(a) to this Agreement.

                "COMPANY STOCK CERTIFICATE" is defined in Section 1.6 to this Agreement.

                "COMPANY STOCK OPTION PLANS" shall mean the 2000 Stock Plan and the 2001 Incentive Plan, and all stock option agreements evidencing option grants under each of the foregoing stock option plans.

                "COMPANY STOCK RIGHTS" is defined in Section 2.3(c) to this Agreement.

                "COMPANY STOCK VALUE" shall mean the result of dividing the Transaction Value by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

                "COMPANY STOCKHOLDERS' MEETING" is defined in Section 5.2(a) to this Agreement.

                "COMPANY SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction with respect to any Acquired Corporation on terms that the Board of Directors of the Company determines, in good faith, after consultation with outside legal counsel and Ladenburg Thalmann or another nationally recognized independent financial advisor, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the Person making the offer, and would, if consummated, be more favorable to the Company's stockholders, from a financial point of view, than the Merger; provided, however, that any such offer shall not be deemed to be a "Company Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed or is not, in the good faith judgment of the Company, reasonably capable of being obtained by such third party on a timely basis.

                "COMPANY TAX RETURNS" is defined in Section 2.11(d) to this Agreement.

                A "COMPANY TRIGGERING EVENT" shall be deemed to have occurred if there shall have been submitted to the Company a Company Acquisition Proposal and: (i) the Board of Directors of the Company shall have failed to make and include in the Registration Statement or the Proxy Statement, or shall have withdrawn, or modified in a manner adverse to Parent, the Recommendations; it being hereby acknowledged and understood that any position taken pursuant to Rule 14e-2(a)(2) under the Exchange Act shall be deemed to constitute the withdrawal or modification in a manner adverse to the Parent, of the Recommendations by the Company's Board of Directors; (ii) the Board of Directors of the Company shall have publicly recommended any Company Acquisition Proposal or shall have publicly announced an intention or that it has resolved to do so, or the Company shall have entered into an agreement providing for a Company Acquisition



                                  Exhibit A-3

Transaction; or (iii) the Company shall have materially breached its obligations under Section 4.3 of this Agreement.

                "COMPANY WARRANTS" shall mean all warrants to purchase Company Common Stock identified on Section 2.3(c)(i) of the Company Disclosure Schedule.

                "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

                "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

                "CONVERTIBLE NOTE" shall mean the Convertible Note of the Company dated April 9, 2001, due April 9, 2004, in the original principal amount of Two Million Dollars ($2,000,000) made payable to Crescent International Ltd., and such other convertible note or notes that may be exchanged therefor.

                "DEBT" shall mean without duplication (a) all outstanding indebtedness for borrowed money of the Acquired Corporations to any Person, (b) all obligations of the Acquired Corporations arising from or incurred in connection with the acquisition or purchase of capital assets (including the deferred purchase price for such capital assets and all Capital Lease Obligations), (c) all amounts payable by the Acquired Corporations to MCI/Worldcom of whatever type as described in EXHIBIT G attached hereto and (d) all other accounts payable by the Acquired Corporations other than those incurred by the Acquired Corporations in the ordinary course of business. Any indebtedness for borrowed money of any of the Acquired Corporations to or from any other of the Acquired Corporations shall be excluded from the definition of Debt.

                "EFFECTIVE TIME" is defined in Section 1.3 to this Agreement.

                "EMPLOYEE BENEFIT PLAN" is defined in Section 2.12(c) to this Agreement.

                "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

                "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

                "ENVIRONMENTAL LAW" is defined in Section 2.13(b)(i) to this Agreement.



                                  Exhibit A-4

                "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                "EXCHANGE AGENT" is defined in Section 1.7(a) to this Agreement.

                "EXCHANGE FUND" is defined in Section 1.7(a) to this Agreement.

                "EXCHANGE RATIO" is defined in Section 1.5(a) to this Agreement.

                "EXCLUDED SHARES" shall mean all Dissenting Shares and any shares of Company Common Stock held as of the Effective Time (a) by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub, (b) by the Company or any Subsidiary of the Company or (c) by the Company as treasury shares.

                "ERISA" is defined in Section 2.12(a) to this Agreement.

                "ERISA AFFILIATES" is defined in Section 2.12(a) to this Agreement.

                "GAAP" is defined in Section 2.4(b) to this Agreement.

                "GOVERNMENT CONTRACT" shall mean any prime contract, subcontract, letter agreement, purchase or delivery order, task order, or other agreement of any kind executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor otherwise has or may acquire any right or interest.

                "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

                "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

                "HAZARDOUS MATERIALS" is defined in Section 2.13(b)(ii) to this Agreement.

                "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

                "INDEMNIFIED PERSONS" is defined in Section 5.4(a) to this Agreement.



                                  Exhibit A-5

                "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

                "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NYSE), including any Environmental Law or export control law.

                "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                "LOSSES" shall mean all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

                "MATERIAL ADVERSE EFFECT", means with respect to any Person, any event, occurrence, state of facts, or development having a material adverse effect on (i) the business, assets, operations, liabilities, condition or earnings of the referent Person and its subsidiaries considered as an entirety or (ii) the ability of the referent Person to consummate the Merger or any of the other transactions contemplated by this Agreement; other than an event, occurrence, state of facts, development circumstance that relates (w) to the economy or financial markets in general, (x) in general to the industries in which the referent Person operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect on (relative to most other industry participants)) such referent Person,
(y) the announcement of this Agreement, the Merger and the other transactions contemplated thereby and the performance by the parties of their respective obligations hereunder, or (z) any action or failure to act (including the failure to enter into a promissory note as described in Section 2.5(d)(ii) of the Company Disclosure Schedule) in connection with the indebtedness to MCI WorldCom described in Section 2.5(d)(ii) of the Company Disclosure Schedule if such action or inaction is at the request of Parent or Merger Sub. With respect to the Acquired Corporations, (i)(a) the voluntary commencement of any case or proceeding by Global Crossing Ltd. under Chapter 7 of Title 11 of the United States Code or any successor or similar federal or state statute, regulation or rule, or (b) the involuntary commencement of any such case against Global Crossing Ltd. which involuntary case is not dismissed within 90 days after such commencement, shall, in all events, be deemed to have a Material Adverse Effect on the Acquired Corporations (taken as a whole) and (ii)(a) the voluntary commencement of any case or proceeding by Global Crossing Ltd. under Chapter 11 of Title 11 of the United States Code or any successor or similar federal or state statute, regulation or rule, or (b) the involuntary commencement of any such case against Global Crossing Ltd. which involuntary case is not dismissed within 90 days after commencement, shall, in all events, be deemed to have a Material Adverse Effect on the Acquired Corporations (taken as a



                                  Exhibit A-6
whole) if the same has a Material Adverse Effect on the Acquired Corporations (taken as a whole) under the standards set forth in the immediately preceding sentence.

                "MERGER" is defined in the Recitals to this Agreement.

                "MERGER CONSIDERATION" is defined in Section 1.5(a)(i) to this Agreement.

                "MERGER SUB" is defined in the Preamble to this Agreement.

                "MUTUAL NONDISCLOSURE AGREEMENT" is defined in Section 9.4 to this Agreement.

                "NEW WARRANTS" is defined in EXHIBIT D to this Agreement.

                "NOTE PURCHASE AGREEMENT" is defined in the Recitals to this Agreement.

                "NRS" is defined in the Recitals to this Agreement.

                "NYSE" shall mean the New York Stock Exchange, Inc.

                "OPTION/WARRANT VALUE" shall mean the fair value of (i) the Company Assumed Options assumed by the Parent pursuant to Section 1.11 and (ii) the New Warrants, determined using the Black-Scholes option pricing model in a manner consistent with the manner in which the same is used by the Parent to value its own options and warrants for financial reporting purposes.

                "ORDER" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Legal Proceeding.

                "PARENT" is defined in the Preamble to this Agreement.

                "PARENT COMMON STOCK" shall mean the Common Stock, $0.01 par value per share, of Parent, including the associated rights to purchase capital stock of Parent pursuant to and in accordance with the Rights Agreement, dated as of August 21, 1995, between The Titan Corporation and American Stock Transfer and Trust Company.

                "PARENT CONTRACT" shall mean any Contract: (a) to which Parent or any Subsidiary of Parent is a party; (b) by which Parent or any Subsidiary of Parent or any asset of Parent or any Subsidiary of Parent is or may become bound or under which Parent or any Subsidiary of Parent has, or may become subject to, any obligation; or (c) under which Parent or any Subsidiary of Parent has or may acquire any right or interest.

                "PARENT CUMULATIVE PREFERRED STOCK" shall mean the Cumulative Convertible Preferred Stock, $1.00 par value, of Parent.



                                  Exhibit A-7

                "PARENT DISCLOSURE SCHEDULE" is defined in Section 3 to this Agreement.

                "PARENT ELECTION" shall mean an election delivered by Parent to the Company in accordance with Section 9.8 in which Parent elects to use the Exchange Ratio calculated pursuant to Section 1.5(a)(i)(5)(A).

                "PARENT FINANCIAL STATEMENTS" is defined in Section 3.4(b) to this Agreement.

                "PARENT ORGANIZATION DOCUMENTS" is defined in Section 3.1 to this Agreement.

                "PARENT PREFERRED STOCK" shall mean the Parent Cumulative Preferred Stock and Parent Series A Preferred Stock.

                "PARENT SEC DOCUMENTS" is defined in Section 3.4(a) to this Agreement.

                "PARENT SERIES A PREFERRED STOCK" shall mean the Series A Junior Participating Preferred Stock, $1.00 par value, of Parent.

                "PERSON" shall mean any individual, Entity or Governmental Body.

                "PLEDGE AGREEMENT" shall mean that certain Pledge Agreement of even date herewith among the Parent and Robert J. Donahue, Colum P. Donahue and Adams Ventures LP.

                "PRE-CLOSING PERIOD" is defined in Section 4.1 to this Agreement.

                "PROPRIETARY ASSET" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, all patent disclosures, industrial designs, utility models and all patents and patent applications, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions, renewals and reexaminations thereof, (b) all trademarks, service marks, trade dress, domain names, web site addresses, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all registered and unregistered copyrights, all rights to database information, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
(e) all trade secrets and confidential business information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, software, databases, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all rights, including rights of privacy and publicity, to use the names, likenesses and other personal characteristics of any individual, and (g) other proprietary rights and (h) all copies and tangible embodiments thereof (in



                                  Exhibit A-8
whatever form or medium) existing in any part of the world (including all computer software and related data and documentation).


                "PROXY STATEMENT" is defined in Section 5.1 to this Agreement.

                "RECOMMENDATIONS" is defined in Section 2.2 to this Agreement.

                "REGISTRATION STATEMENT" is defined in Section 5.1 to this Agreement.

                "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors, consultants and representatives.

                "SEC" shall mean the U.S. Securities and Exchange Commission.

                "SECURITIES ACT" shall mean the Securities Act of 1933, as amended and the regulations promulgated thereunder.

                "SHARES" is defined in Section 1.6 to this Agreement.

                "SIGNIFICANT SUBSIDIARIES" of Parent shall mean Cayenta, Inc., SureBeam Corporation, Titan Systems Corporation and Titan Wireless, Inc.

                "SPECIAL COMMITTEE" shall mean the Special Committee of the Board of Directors of the Company, comprised of Richard E. Wilson, Paul Fritz and Carmine F. Adimando.

                "STOCKHOLDERS" is defined in the Recitals to this Agreement.

                An entity shall be deemed to be a "SUBSIDIARY" of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's Board of Directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

                "SURVIVING CORPORATION" is defined in Section 1.1 to this Agreement.

                "TAKEOVER LAWS" means any "moratorium," "control share acquisition," "fair price," "supermajority," "affiliate transactions," or "business combination statute or regulation" or other similar state antitakeover laws and regulations.

                "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.



                                  Exhibit A-9

                "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                "TERMINATION DATE" is defined in Section 7.1(b) to this Agreement.

                "THIRD PARTY CLAIM" means any claim or other assertion of liability by any third party.

                "TRANSACTION VALUE" means, subject to adjustment pursuant to
Section 2 of EXHIBIT D, Sixty Million Dollars ($60,000,000) less (i) all Debt of the Company (including, but without duplication, any sums outstanding under the Note Purchase Agreement and the note issued thereunder) immediately prior to the Effective Time, (ii) the Option/Warrant Value immediately prior to the Effective Time and (iii) any payments made by the Company to redeem the Convertible Note.

                "VEBA" is defined in Section 2.12(l) to this Agreement.

                "VOTING AGREEMENTS" is defined in the Recitals to this Agreement.

                "WARN ACT" is defined in Section 2.12(i) to this Agreement.

                                    EXHIBIT B

                            FORM OF VOTING AGREEMENT


         See Exhibit 9.1 to the Current Report on Form 8-K to which this Agreement and Plan of Merger is annexed as Exhibit 2.1.

                                    EXHIBIT C

                                LIST OF OFFICERS


--------------------------------------------------------------------------------------------
NAME                               TITLE
----                               -----
--------------------------------------------------------------------------------------------
GENE W. RAY                        CHAIRMAN
--------------------------------------------------------------------------------------------
M. C. BAIRD                        PRESIDENT
--------------------------------------------------------------------------------------------
ERIC M. DEMARCO                    CHIEF OPERATING OFFICER AND EXECUTIVE VICE PRESIDENT
--------------------------------------------------------------------------------------------
MARK SOPP                          CHIEF FINANCIAL OFFICER AND TREASURER
--------------------------------------------------------------------------------------------
ROBERT J. DONAHUE                  VICE PRESIDENT
--------------------------------------------------------------------------------------------
COLUM P. DONAHUE                   VICE PRESIDENT
--------------------------------------------------------------------------------------------
DANIEL WICKERSHAM                  VICE PRESIDENT
--------------------------------------------------------------------------------------------
PERE VALLES                        VICE PRESIDENT
--------------------------------------------------------------------------------------------

                                    EXHIBIT D

                    TREATMENT OF WARRANTS; CONVERTIBLE NOTE;
                                  OTHER RIGHTS


1.      ADDITIONAL CONDITIONS TO CLOSING.

                In addition to the conditions set forth in Sections 6.1 and
6.2 of the Agreement, the obligations of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, or waiver by Parent and Merger Sub, on or prior to the Effective Time of the following conditions:

                (a) (i) each of the outstanding Company Warrants shall have been converted into Company Common Stock in accordance with its terms, (ii) the holders thereof shall have unconditionally committed in writing to the Company to exchange such warrants for warrants to purchase shares of Parent Common Stock in accordance with Section 3(f) of this EXHIBIT D, (iii) such warrants shall have been terminated in full, or (iv) any combination of (i) through (iii) with respect to each of the outstanding Company Warrants; and

                (b) Crescent International Ltd. ("CRESCENT"), shall have agreed that the Company's obligations under Sections VII and VIII of the Securities Purchase Agreement, dated April 9, 2001, between the Company and Crescent (the "PURCHASE AGREEMENT") shall not survive the termination of the Purchase Agreement.

                (c) all rights referred to in Schedule 2.3(a) of the Company Disclosure Schedule shall have been terminated and the same shall be null, void and no further force or effect.

2.      PURCHASE PRICE ADJUSTMENT.

                In the event that the Company has paid, pays or commits to pay any additional consideration (i.e., consideration other than Company Common Stock issuable in accordance with the terms of the various instruments) in connection with the Company satisfying the conditions set forth in Section 1 to this EXHIBIT D (the aggregate value of all such consideration paid and committed to be paid being referred to as the "PAYMENT AMOUNT"), then the Transaction Value shall be reduced by an amount equal to the Payment Amount. In the event that the Company has paid, pays or commits to pay any consideration (other than Company Common Stock) in connection with the Company satisfying its obligations set forth in Section 3(h) to this EXHIBIT D (the aggregate value of all such consideration paid and committed to be paid being referred to as the "SETTLEMENT AMOUNT"), then the Transaction Value shall be reduced by an amount equal to the Settlement Amount.

3.      ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

                (a) The Company represents and warrants that, as of the date of this Agreement and during the Pre-Closing Period, (i) the Convertible Note is and will be freely redeemable at the option of the Company without condition, restriction, limitation or restraint, except for the requirement of the Company to provide notice to the holder thereof, and pay the applicable redemption price therefor in cash, in accordance with its terms, and (ii) if such notice is given and such redemption price is paid in cash, the holder of the Convertible Note has no right to block, delay, condition or otherwise limit the redemption of the Convertible Note by the Company.

                (b) During the Pre-Closing Period, the Company agrees to take all actions required to be taken by it pursuant to the terms of the Convertible Note in order for the Convertible Note to remain freely redeemable in accordance with Section 3(a) to this EXHIBIT D and to refrain from taking any actions that could cause the representations and warranties contained in Section 3(a) of this EXHIBIT D to be inaccurate.

                (c) Prior to the Effective Time, the Company shall terminate the Purchase Agreement.

                (d) Prior to the Effective Time, the Company shall cause the Convertible Note to be converted into shares of Company Common Stock in accordance with its terms or redeemed with the effect that, in either case, the Convertible Note shall not be outstanding as of the Effective Time.

                (e) Prior to the Effective Time, the Company shall use its commercially reasonable efforts to cause the conditions contained in Section 1 to this EXHIBIT D to be satisfied.

                (f) At the Effective Time each Company Exchanged Warrant then outstanding shall be exchanged for a warrant to purchase Parent Common Stock in substantially the form attached to this EXHIBIT D (each a "NEW WARRANT"), and Parent shall issue and deliver each such New Warrant to the holder of the Company Exchanged Warrant upon the surrender of the Company Exchanged Warrant to Parent. From and after the Effective Time, (i) each New Warrant will be exercisable for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such New Warrant shall be equal to the number of shares of Company Common Stock subject to the corresponding Company Exchanged Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such New Warrant shall be adjusted by dividing the per share exercise price under the corresponding Company Exchanged Warrant by the Exchange Ratio and rounding up to the nearest whole cent, and (iv) the expiration date under such New Warrant will be the same as the expiration date under the corresponding Company Exchanged Warrant.

                (g) The Parent shall use its commercially reasonable efforts at its expense to cause the shares of Parent Common Stock underlying the New Warrants to be registered on the Registration Statement along with the shares of Parent Common Stock being registered thereon, in accordance with the terms and subject to all the conditions set forth in Section 5.1 of the Agreement.



                                   Exhibit D-2

                (h) Prior to the Effective Time, the Company shall settle the litigation commenced by Celeste Trust Reg., Esquire Trading & Financial Inc., and Amro International described in Schedule 2.14 of the Company Disclosure Schedule on terms substantially the same as the agreement in principle described in Schedule 2.14 of the Company Disclosure Schedule.



                                   Exhibit D-3

                                                         ATTACHMENT TO EXHIBIT D



THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

                              THE TITAN CORPORATION

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

            This warrant (this "WARRANT") certifies that, for good and valuable consideration, The Titan Corporation, a Delaware corporation (the "COMPANY"), grants to _______________, a _______________ or its permitted assigns (the "WARRANTHOLDER"), the right to subscribe for and purchase from the Company, at any time during the Exercise Period (as defined herein), ___________ shares of Common Stock (the "WARRANT SHARES"), at the exercise price per share of $__________ (the "EXERCISE PRICE"), all subject to the terms, conditions and adjustments herein set forth. The number of Warrant Shares is subject to adjustment as provided in Article III.

I.          DEFINITIONS

            1.1 DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  "AFFILIATE" with respect to any Person, shall mean any other Person that directly or indirectly, controls, is controlled by, or is under common control with, such Person.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the State of California.

                  "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

                  "EXCHANGE ACT" mean the Securities Exchange Act of 1934, as amended from time to time.

                  "FAIR MARKET VALUE" means with respect to a share of Common Stock on any date, the average closing sales price, as reported in the NYSE Composite Transactions Tape (as reported in the Wall Street Journal or, if not reported therein, any other nationally recognized authoritative source), of shares of Common Stock for the five (5) consecutive trading day period ending on the date that is one (1) trading day prior to the date as of which the Fair Market Value is being determined.

                  "GOVERNMENTAL AUTHORITY" means any foreign, federal, state, local or other governmental authority or regulatory body having jurisdiction over the Company, its Affiliates or the Warrantholder.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.


II.          EXERCISE OF WARRANT

            2.1 EXERCISE PERIOD. On the terms and subject to the conditions contained herein, the Warrantholder may exercise this Warrant on any Business Day starting on ___________ and ending at 5:00 p.m., Eastern Standard Time, on _____________ (the "EXERCISE PERIOD"), for all or any part of the Warrant Shares.

            2.2 EXERCISE PROCEDURE. To exercise this Warrant, the Warrantholder shall deliver to the Company at its principal executive offices:
(a) payment of the aggregate Exercise Price in the manner provided in Section
2.3 (as computed by multiplying (A) the Exercise Price by (B) the number of shares of Common Stock for which the Warrantholder is exercising this Warrant at such time); (b) a completed and properly executed Notice of Exercise in substantially the form attached hereto as Annex I; and (c) this Warrant. Upon receipt of the aggregate Exercise Price and the required deliverables pursuant to the preceding sentence, the Company shall, within three (3) Business Days thereafter, subject to receipt of any required regulatory approvals (including expiration of any required waiting period), deliver to the Warrantholder duly executed certificate(s) representing the aggregate number of shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a Warrant Share as provided in Section 2.6. Such stock certificate(s) shall be in such denominations and registered in the name(s) set forth in the Notice of Exercise. If this Warrant shall have been exercised in part, the Company shall deliver to the Warrantholder a new warrant evidencing the rights of the Warrantholder to purchase the remaining Warrant Shares issuable (which shall in all other respects be identical to this Warrant). Upon issuance hereof, all shares of Common Stock issuable upon exercise of this Warrant shall be included in an effective registration statement under the Securities Act. The Company shall use all commercially reasonable efforts (including filing an amendment to such registration statement on Form S-3 (or other appropriate form) promptly after the date hereof) to maintain such registration statement current and effective under Section 10 of the Securities Act until the earlier to occur of
(i) such time as all shares issuable hereunder have been issued pursuant such registration statement, (ii) such time as all shares issuable upon exercise of this Warrant are eligible to be sold or transferred under Rule 144 (or similar provisions then in effect) promulgated by the SEC under the Securities Act without holding period or volume limitations, and (iii) the end of the Exercise Period.

            2.3 PAYMENT OF EXERCISE PRICE. The Exercise Price may be payable hereunder by the delivery by certified check or by wire transfer of immediately available funds to the account of the Company of an amount equal to the Exercise Price. The Warrantholder may elect to exercise the Warrant in a cashless exercise in lieu of payment of an amount equal to the Exercise Price, pursuant to which the Warrantholder will receive, subject to Section 2.6 hereof, that number of shares of Common Stock equal to the quotient obtained by dividing (A-B)(C) by A where:

            (A) = the Fair Market Value of one share of Common Stock on the date that the Warrantholder delivers the Notice of Exercise;

            (B) = the Exercise Price for one share of Common Stock under this Warrant (as adjusted to the date of such calculation); and

            (C) = the number of Warrant Shares issuable upon exercise of this Warrant or, if only a portion of the Warrant is being exercised, the number of Warrant Shares to be acquired as set forth in the Notice of Exercise (at the date of such calculation).

If the above calculation results in a negative number, then no Warrant Shares shall be issued or issuable upon exercise of this Warrant.

            2.4 RESTRICTIONS. The Company shall not be required to issue any shares of Common Stock under this Warrant if the issuance of such shares would constitute a violation by the Company of any provision of any law, rule or regulation of (i) any governmental authority, including without limitation, compliance with the registration or qualification requirement of applicable federal and state securities laws or (ii) any applicable self governing organization or stock exchange, including without limitation, the rules, regulations or listing requirements of any such organization or stock exchange. If at any time the Company shall determine, based upon the advice of securities counsel, that the registration, qualification or listing of any shares subject to this Warrant under any applicable state or federal law or other applicable rules or regulations (including those of any applicable stock exchange) is necessary as a condition of, or in connection with, the issuance of shares, the Company shall not be required to issue any shares of Common Stock under this Warrant unless and until the Company has received evidence reasonably satisfactory to it that such laws, rules or regulations have been complied with.

            2.5 PAYMENT OF TAXES. The Company shall pay all stamp taxes and other similar charges with respect to the issue or delivery of Common Stock hereunder. The Company shall not be required to pay any transfer tax or other similar charge imposed in connection with the issue of any stock certificate in any name other than that of the Warrantholder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the reasonable satisfaction of the Company that no such tax or other charge is due.

            2.6 FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock upon exercise of this Warrant. In lieu of any fractional share to which the Warrantholder would otherwise be entitled upon exercise of this Warrant, the Company shall make a cash payment in an amount equal to the product of (a) the Fair Market Value per share of Common Stock on the date of exercise multiplied by (b) the fraction of a share.

III.        ADJUSTMENTS

            3.1 SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of shares issuable upon exercise of this Warrant will be proportionately increased, and if the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of shares issuable upon exercise of this Warrant will be proportionately decreased.

            3.2 CONSOLIDATION, MERGER, ETC. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction in which in excess of 50% of the Company's voting power is transferred to persons or entities not stockholders immediately prior to the consummation of such transaction, or any sale of all or substantially all of the assets of the Company (any such transaction being hereinafter referred to as a "REORGANIZATION"), then, in each case, the Warrantholder, on exercise hereof at any time after the consummation or effective date of such Reorganization, shall receive, in lieu of the Warrant Shares issuable on such exercise prior to the date of such Reorganization, the stock and other securities to which such holder would have been entitled upon the date of such Reorganization if such holder had exercised this Warrant immediately prior thereto.

            3.3 NOTICE OF ADJUSTMENT. Whenever an event necessitating an adjustment to this Warrant pursuant to this Article III occurs, the Company shall promptly deliver written notice thereof, by first class mail, postage prepaid, addressed to the Warrantholder in accordance with Section 7.5, which notice shall state the increase or decrease in the number or other denominations of securities purchasable upon the exercise of this Warrant setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

IV.         RESTRICTIONS ON TRANSFER

            4.1 RESTRICTIONS ON TRANSFER. The Warrantholder, by its acceptance of this Warrant, agrees to be bound by the provisions of this Article IV and acknowledges and confirms that this Warrant has not been registered under the Securities Act or any applicable state securities laws, and may not be sold or transferred except in compliance with and subject to the Securities Act and such state securities laws. Unless and until this Warrant has been registered under the Securities Act and such state securities laws, the Company may require, as a condition to effecting any sale or transfer of this Warrant on the books of the Company, an opinion of counsel reasonably satisfactory to the Company to the effect that an exemption from registration under the Securities Act and such state securities laws is available for the proposed transfer or assignment or a certification reasonably satisfactory to the counsel of the Company in its professional determination from the transferee that it is an accredited investor as defined under the Securities Act and regulations promulgated thereunder. Any purported sale or transfer of this Warrant shall be null and void unless made in compliance with the conditions set forth in this Article IV. Except as provided in Section 4.2, this Warrant and any warrant of the Company issued in exchange or replacement for this Warrant shall be stamped or otherwise imprinted with a legend in substantially the form set forth on the cover of this Warrant.

            4.2   TERMINATION OF RESTRICTIONS. The restrictions imposed by
Section 4.1 upon the transferability of this Warrant shall terminate: (a) when and so long as this Warrant shall have been effectively registered under the Securities Act and transferred in compliance therewith; or (b) when the Company shall have received an opinion of counsel reasonably satisfactory to it that this Warrant may be transferred without registration thereof under the Securities Act; provided, however, that if the Warrant has been held (both legally and beneficially) by the Warrantholder for at least one (1) year and is proposed to be sold in compliance with Rule 144 under the Securities Act, no such opinion of counsel shall be required. Whenever the legend requirements imposed by Section 4.1 shall terminate as to this Warrant, the holder of this Warrant shall be entitled to receive from the Company, at the Company's expense, a new warrant not bearing the restrictive legend described in Section 4.1.

            4.3 COMPLIANCE WITH SECURITIES LAWS. The Warrantholder, by acceptance hereof, represents to the Company that this Warrant is being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of this Warrant except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws.

            4.4 TRANSFER PROCEDURE. Subject to compliance with the other provisions of this Article IV, transfer of this Warrant, in whole or in part, shall occur upon surrender of this Warrant at the principal executive offices of the Company, together with a duly executed written assignment of this Warrant and funds sufficient to pay any transfer taxes payable upon the making of such transfer and, if required, an opinion of counsel reasonably acceptable to counsel of the Company in its professional determination concerning the compliance of such transfer with the Securities Act and applicable state securities laws. Upon receipt of such items, the Company shall execute and deliver a new warrant or warrants in the name of the assignee or assignees and in the denomination(s) specified in such instrument of assignment, and shall issue to the assignor a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

            4.5 MAINTENANCE OF TRANSFER BOOKS. The Company agrees to maintain, at the principal office of the Company at the address set forth in Section 7.5, books or records for the registration and the registration of transfer of this Warrant or any warrant of the Company issued in exchange for this Warrant.

V.          NECESSARY ACTIONS

            The Company will: (a) use its commercially reasonable efforts to obtain all such authorizations, approvals, exemptions or consents from any Governmental Authority having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant (including, without limitation, making all necessary filings with such Governmental Authorities);
(b) take all necessary steps (including, without limitation, making appropriate amendments to its certificate of incorporation) to ensure that the Company has authorized a sufficient number of authorized but unissued shares of its common stock to provide for the issuance of the Warrant Shares; (c) reserve from such authorized but unissued shares of common stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant; and (d) take all actions as may be necessary or appropriate to ensure that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant that are not subject to any preemptive rights and are free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issuance.

VI.         LOSS OR MUTILATION

            On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (a) in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company; or (b) in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

VII.        MISCELLANEOUS

            7.1 ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrant.

            7.2 NONWAIVER. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Warrantholder shall operate as a waiver of such right or otherwise prejudice the Warrantholder's rights, powers or remedies.

            7.3 BINDING EFFECT; NO THIRD-PARTY BENEFICIARIES. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors and permitted assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

            7.4 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

            7.5 NOTICES. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to the holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by such holder).

            7.6 SEVERABILITY. Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Warrant or the validity, legality or enforceability of this Warrant in any other jurisdiction. In such event, this Warrant will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            7.7 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS WARRANT AND THE ISSUANCE OF SECURITIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

            7.8 RIGHTS OR LIABILITIES AS STOCKHOLDER. The Warrantholder shall be deemed to have become a holder of record of the shares of Common Stock issuable under Section 2.2 as of the date on which all required deliverables pursuant to Section 2.2 have been received by the Company. Until such time the Warrantholder shall not have any voting rights or other rights or liabilities of a stockholder of the Company with respect to the Common Stock issuable hereunder.

            7.9 AMENDMENT. No amendment or waiver of any provision of this Warrant shall be effective without the prior written consent of the Company and the Warrantholder.





                            [SIGNATURE PAGE FOLLOWS]

                                                         ATTACHMENT TO EXHIBIT D



            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.



                                    THE TITAN CORPORATION



                                    By:   _________________________
                                    Name: _________________________
                                    Title:_________________________



Dated: January 6, 2002

                                                         ATTACHMENT TO EXHIBIT D



                                     Annex I

                               NOTICE OF EXERCISE

                 (To be executed upon exercise of this Warrant)


            The undersigned hereby irrevocably elects to exercise the right represented by this Warrant to purchase _________ shares of Common Stock, and herewith tenders to the Company as payment for such shares either (a) the amount of $__________ or (b) ________ shares of Common Stock, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such shares be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.

            The undersigned represents that it is an accredited investor (as defined in applicable rules and regulations under the Securities Act of 1933, as amended), and that it is acquiring such shares of Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

Dated:__________________________


                              Signature ___________________________

                                        ___________________________
                                           (Print Name)

                                        ___________________________
                                           (Street Address)

                                        ___________________________
                                        (City)  (State)  (Zip Code)

                                    EXHIBIT E

                    FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT

                                   (ATTACHED)

                                                            FORM OF AMENDMENT TO
                                                            EMPLOYMENT AGREEMENT

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of January 6, 2002, by and between The Titan Corporation a Delaware corporation ("Parent"), GlobalNet International, Inc., a Delaware corporation (the "Company"), and ______________ (the "Executive").

         WHEREAS, the Company and the Executive have entered into an Employment Agreement, dated [May 15, 2000][December 28, 2000 for P. Valles] (the "Employment Agreement"), for the purpose of setting forth the terms and conditions for the employment relationship of the Executive with the Company;

         WHEREAS, the Company is a wholly-owned subsidiary of GlobalNet, Inc. ("GlobalNet");

         WHEREAS, Parent, GlobalNet and T T III Acquisition Corp. ("Merger Sub"), have entered into that certain Agreement and Plan of Merger dated January 6, 2002 (the "Merger Agreement") pursuant to which Merger Sub, a wholly-owned subsidiary of Parent, is merging with and into GlobalNet (the "Merger") and Company will be an indirect wholly-owned subsidiary of Parent as a result of the Merger; and

         WHEREAS, in connection with the consummation of the Merger pursuant to the Merger Agreement, the parties hereto desire to enter into this Amendment to add the bonus pool provisions set forth herein to the Employment Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto each hereby agrees as follows:

         1. AMENDMENT. The following text is hereby added as a new Section 2(d) to the Employment Agreement:

         (d) Special Bonus Pool.

             (i) The Executive shall participate in the Special Bonus Pool (as hereinafter defined). Within ninety (90) days after the end of the 2002 calendar year, Parent shall designate up to ten (10) executives and/or employees recommended by Robert J. Donahue who were employed by the Company prior to the consummation of the Merger (as defined in the Merger Agreement) to receive payments from the Special Bonus Pool; provided that Robert J. Donahue and the Executive shall be one of the executives and/or employees so designated; provided further that in order to be eligible to participate in the Special Bonus Pool, each executive and employee so designated shall be required to enter into an amendment to their employment agreement with the Company in substantially the form of this Amendment or otherwise agree in writing to be subject to the offset and reimbursement provisions of the Special Bonus Pool contained in Section 2(d)(ii) hereof. The number of executives and/or employees so designated, and the amount of money each is to receive, shall be determined by the Board of Directors of GlobalNet upon the recommendation of Robert J. Donahue. Subject to the Parent's right of offset and reimbursement set forth in Section 2(d)(ii) hereof and, if the conditions for the determination of the Special Bonus Pool shall have been met by the Company pursuant to Section 2(d)(iii) hereof, the entire amount of the Special Bonus Pool shall be awarded and no portion thereof withheld. Payments from the Special Bonus Pool shall be subject to all applicable employment withholding taxes.

             (ii) In the event that the Holdback Stock (as defined in the Holdback Letter Agreement dated January 6, 2002 among Parent, Robert J. Donahue and Colum P. Donahue (the "Holdback Agreement")) shall be insufficient to cover any Losses (as defined in the Holdback Agreement) owed to any Parent Indemnified Person (as defined in the Holdback Agreement) pursuant to the Holdback Agreement, Parent (A) may offset the amount of such Losses not covered against the Special Bonus Pool that the Executive and any other designated executive or employee may otherwise be eligible for pursuant to this Agreement and (B) shall be entitled to be reimbursed by the Executive and any other executive or employee who participates in the Special Bonus Pool for amounts previously paid to the Executive or such executive or employee, as the case may be, from the Special Bonus Pool, net of any federal and state income taxes paid by the Executive or such other executive or employee, as the case may be, properly attributable to any such amounts, up to the amount of the Losses not covered. For purposes of this Agreement, the Special Bonus Pool shall be deemed to be reduced automatically by an amount equal to such offset amount. Parent shall provide written notice to Robert J. Donahue of its election to offset or to seek reimbursement, specifying in reasonable detail the basis therefor. Neither the exercise of nor the failure to exercise such right of offset or reimbursement will constitute an election of remedies or limit any Parent Indemnified Persons in any manner in the enforcement of any other remedies that may be available to it; provided that the Executive and any other executive or employee who participates in the Special Bonus Pool shall have no further liability beyond such offset and reimbursement for any Losses not covered except, if the Executive is also a signatory to the Holdback Agreement, to the extent set forth in the Holdback Agreement.

             (iii) The "Special Bonus Pool" shall be determined as follows:

                   (A) If Revenue equals or exceeds One Hundred Fifty Million Dollars ($150,000,000) and (w) EBITDA equals or exceeds Fifteen Million Dollars ($15,000,000), then the Special Bonus Pool shall be Five Million Five Hundred Thousand Dollars ($5,500,000), (x) EBITDA is less than Fifteen Million Dollars ($15,000,000) but equals or exceeds Fourteen Million Dollars ($14,000,000), then the Special Bonus Pool shall be Five Million Two Hundred Twenty-Five Thousand Dollars ($5,225,000); (y) EBITDA is less than Fourteen Million Dollars ($14,000,000) but equals or exceeds Thirteen Million Dollars ($13,000,000), then the Special Bonus Pool shall be Four Million Nine Hundred Fifty Thousand Dollars ($4,950,000); or (z) EBITDA is less than Thirteen Million Dollars ($13,000,000) but equals or exceeds Twelve Million Dollars ($12,000,000), then the Special Bonus Pool shall be Four Million Six Hundred Seventy-Five Thousand Dollars ($4,675,000).

                   (B) If Revenue is less than One Hundred Fifty Million Dollars ($150,000,000) but equals or exceeds One Hundred Forty Million Dollars ($140,000,000) and (w) EBITDA equals or exceeds Fifteen Million Dollars ($15,000,000) then the Special Bonus Pool shall be Five Million Two Hundred Twenty-Five Thousand

Dollars ($5,225,000); (x) EBITDA is less than Fifteen Million Dollars ($15,000,000) but equals or exceeds Fourteen Million Dollars ($14,000,000), then the Special Bonus Pool shall be Four Million Nine Hundred Fifty Thousand Dollars ($4,950,000); (y) EBITDA is less than Fourteen Million Dollars ($14,000,000) but equals or exceeds Thirteen Million Dollars ($13,000,000), then the Special Bonus Pool shall be Four Million Six Hundred Seventy-Five Thousand Dollars ($4,675,000); or (z) EBITDA is less than Thirteen Million Dollars ($13,000,000) but equals or exceeds Twelve Million Dollars ($12,000,000), then the Special Bonus Pool shall be Four Million Four Hundred Thousand Dollars ($4,400,000).

                   (C) If Revenue is less than One Hundred Forty Million Dollars ($140,000,000) but equals or exceeds One Hundred Thirty Million Dollars ($130,000,000) and (w) EBITDA equals or exceeds Fifteen Million Dollars ($15,000,000) then the Special Bonus Pool shall be Four Million Nine Hundred Fifty Thousand Dollars ($4,950,000); (x) EBITDA is less than Fifteen Million Dollars ($15,000,000) but equals or exceeds Fourteen Million Dollars ($14,000,000), then the Special Bonus Pool shall be Four Million Six Hundred Seventy-Five Thousand Dollars ($4,675,000); (y) EBITDA is less than Fourteen Million Dollars ($14,000,000) but equals or exceeds Thirteen Million Dollars ($13,000,000), then the Special Bonus Pool shall be Four Million Four Hundred Thousand Dollars ($4,400,000); or (z) EBITDA is less than Thirteen Million Dollars ($13,000,000) but equals or exceeds Twelve Million Dollars ($12,000,000), then the Special Bonus Pool shall be Four Million One Hundred Twenty-Five Thousand Dollars ($4,125,000).

                   (D) If Revenue is less than One Hundred Thirty Million Dollars ($130,000,000) but equals or exceeds One Hundred Twenty Million Dollars ($120,000,000) and (w) EBITDA equals or exceeds Fifteen Million Dollars ($15,000,000) then the Special Bonus Pool shall be Four Million Six Hundred Seventy-Five Thousand Dollars ($4,675,000); (x) EBITDA is less than Fifteen Million Dollars ($15,000,000) but equals or exceeds Fourteen Million Dollars ($14,000,000), then the Special Bonus Pool shall be Four Million Four Hundred Thousand Dollars ($4,400,000); (y) EBITDA is less than Fourteen Million Dollars ($14,000,000) but equals or exceeds Thirteen Million Dollars ($13,000,000), then the Special Bonus Pool shall be Four Million One Hundred Twenty-Five Thousand Dollars ($4,125,000); or (z) EBITDA is less than Thirteen Million Dollars ($13,000,000) but equals or exceeds Twelve Million Dollars ($12,000,000), then the Special Bonus Pool shall be Three Million Eight Hundred Fifty Thousand Dollars ($3,850,000).

                   (E) If Revenue is less than One Hundred Twenty Million Dollars ($120,000,000) or EBITDA is less than Twelve Million Dollars ($12,000,000), then there shall be no Special Bonus Pool.

                   (F) In the event the Executive is terminated by the Company without cause pursuant to Section 5(k) of the Employment Agreement or in the event that the Executive resigns for any of the reasons listed in clauses (i) through (iii) of Section 4(l) of this Agreement (whether or not a Change of Control has occurred), the Executive shall nevertheless be entitled to participate in the Special Bonus Pool if the conditions for the determination of the Special Bonus Pool shall have been met by the Company pursuant to Section 2(d)(iii) hereof; provided, that the Executive shall only be eligible to receive the pro rata portion of his share of the Special Bonus Pool based on the number of whole months in which the Executive was employed by the Company in calendar year 2002 divided by 12.

             (iv) All determinations of Revenue and EBITDA shall be made in accordance with GAAP in good faith, applied in a manner consistent with the Company Financial Statements (as defined in the Merger Agreement).

             (v) For purposes of this Section 2(d), the following terms shall be defined as follows:

                   "Revenue" means the revenue of GlobalNet for the fiscal year ended December 31, 2002.

                   "EBITDA" means earnings before interest, taxes, depreciation and amortization of GlobalNet for the fiscal year ended December 31, 2002.

                   "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

         2. NO OTHER 2002 BONUS. The parties expressly acknowledge and agree that, other than any payment to the Executive from the Special Bonus Pool as described above, the Executive shall not be entitled to any bonus attributable to his employment with the Company during the calendar year 2002, but shall be eligible to participate in the Company's stock option programs to the same extent as comparably situated employees.

         3. MISCELLANEOUS. Capitalized terms not defined herein shall have the meaning set forth in the Employment Agreement. The Employment Agreement, as amended by this Amendment, shall remain and continue in full force and effect, shall be binding on the Company and the Executive and is in all respects agreed to, ratified and confirmed hereby. Any reference to the Employment Agreement after the date first set forth above shall be deemed to be a reference to the Employment Agreement, as amended by this Amendment. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict of law principles. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         4. EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective upon the Effective Time as defined in the Merger Agreement.




                            [SIGNATURES ON NEXT PAGE]

                                                            FORM OF AMENDMENT TO
                                                            EMPLOYMENT AGREEMENT

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment, or have caused this Amendment to be duly executed and delivered on their behalf, as of the day and year first above written.



                                  ---------------------------------------------
                                  EXECUTIVE



                                  GLOBALNET INTERNATIONAL, INC.

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  THE TITAN CORPORATION


                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

                                    EXHIBIT F

                           FORM OF AFFILIATE AGREEMENT

                                   (ATTACHED)

                           FORM OF AFFILIATE AGREEMENT



                             ____________ ___, 200_


The Titan Corporation
3033 Science Park Road
San Diego, California 92121

              RE: AFFILIATE AGREEMENT

Ladies and Gentlemen:

         The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of GlobalNet, Inc. a Nevada corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of January 6, 2002 (the "Merger Agreement"), by and among The Titan Corporation, a Delaware corporation ("Parent"), T T III Acquisition Corp., a Nevada corporation ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger") and the Company shall continue as the surviving corporation of the Merger.

         As a result of the Merger, the issued and outstanding shares of common stock of the Company, par value $.01 per share ("Company Common Stock"), will be converted into the right to receive common stock of Parent, par value $0.01 per share ("Parent Common Stock") and cash in lieu of fractional shares, as set forth in the Merger Agreement.

         The undersigned represents, warrants and covenants to Parent that in the event that the undersigned receives any Parent Common Stock as a result of the Merger:

                  1. The undersigned has full power to execute and deliver this letter and to make the representations and warranties herein and to perform the obligations hereunder.

                  2. The undersigned has carefully read this letter and the Merger Agreement and has discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Parent Common Stock, to the extent the undersigned considered necessary, with counsel to the undersigned or with counsel for the Company.

                  3. The undersigned will not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act.

                  4. The undersigned has been advised that the issuance of Parent Common Stock to the undersigned pursuant to the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, because the undersigned may be deemed to have been an "affiliate" of the Company at the time the Merger was submitted for a vote of the stockholders of the Company and the sale, transfer or other disposition by the undersigned of the Parent Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Parent Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 or, to the extent applicable, Rule 144 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, registration is not required for such sale, transfer or other disposition under the Act.

                  5. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by, or on behalf of, the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  6. The undersigned also understands that stop transfer instructions may be given to Parent's transfer agents with respect to the Parent Common Stock and that there may be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE HYPOTHECATED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION OR SAFE HARBOR FROM REGISTRATION UNDER

                  THE ACT AND SUCH STATE SECURITIES LAWS UPON RECEIPT BY THE TITAN CORPORATION (THE "COMPANY") OF A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  7. The undersigned understands and agrees that the legend set forth in paragraph 6 above shall be removed by delivery of substitute certificates without such legend if the undersigned has delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

         Execution of this letter shall not be considered an admission that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

         Any notices or any other communications in connection herewith shall be in writing and shall be given to Parent at Parent's address on the first page of this letter and to the undersigned at the address set forth below the undersigned's name; or to such other address or person as Parent shall furnish to the undersigned in writing or that the undersigned shall furnish to Parent in writing in accordance with the provisions of this paragraph; and shall be deemed to have been duly received if so given (i) if delivered in person or by courier, upon actual receipt by the intended party, (ii) if sent by telecopy or facsimile transmission, when the answerback is received, or (iii) if sent by mail, upon five days after such notice or other communication is deposited in the mail.

         This agreement shall be governed by the laws of the State of Delaware regardless of applicable principles of conflicts of laws. This agreement shall be binding upon the undersigned and Parent and their respective successors and assigns. This agreement is the complete agreement between the undersigned and Parent concerning the subject matter hereof. Nothing set forth herein, however, shall be construed to limit in any way any of the undersigned's other rights incident to ownership of Parent Common Stock to be received by the undersigned pursuant to the terms of the Merger Agreement. In the event that any signature hereto is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

         The undersigned has carefully read this letter and understands the limitations imposed upon the sale, assignment or transfer of Parent Common Stock contained herein and imposed by Rule 145 under the Act.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return such counterpart to the undersigned at the address indicated above, at which time this letter shall become a binding agreement between you and the undersigned.

                                       Very truly yours,


                                       -----------------------------------------
                                       Signature

                                       Name:
                                            ------------------------------------
                                       Date:
                                            ------------------------------------
                                       Address:
                                               ---------------------------------



AGREED TO AND ACCEPTED as of
__________  __, 200_

THE TITAN CORPORATION

By:
    ------------------------------
Name:
      ----------------------------
Title:
       ---------------------------

                                    EXHIBIT G

                   DESCRIPTION OF AMOUNTS OWED TO MCI/WORLDCOM


                The Company currently owes MCI WorldCom Network Services, Inc. $5,833,414.46 for Telecommunications Services that MCI provided to GlobalNet, including Co-Location fees. This amount, secured by a first lien on all of the accounts receivable of the Company, was incurred in the 3rd and 4th quarters of 2000, and has been and currently remains in arrears in payment. The Company was contemplating entering into a one year Promissory Note with MCI WorldCom Network Services, Inc. MCI had indicated its willingness to accept this note. Parent has requested that the Company not enter into such note at this time. It is possible, as a result of the Company's compliance with Parent's wishes, that MCI could demand payment of all outstanding obligations due. Such call would have a Company Material Adverse Effect.